UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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ENSTAR GROUP LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2007
PROXY STATEMENT
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
PROPOSAL NO. 2 — APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 3 — ELECTION OF DIRECTORS FOR OUR SUBSIDIARIES
PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL GENERAL MEETING
HOUSEHOLDING
OTHER MATTERS

ENSTAR GROUP LIMITED

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 5, 2007

Notice is hereby given that the Annual General Meeting of Shareholders of Enstar Group Limited will be held at the Elbow Beach Hotel located at 60 South Shore Road, Paget, Bermuda, on Tuesday, June 5, 2007 at 9:00 a.m. local time for the following purposes:

1. To elect three Class I Directors to hold office until 2010.

2.	To ratify the selection of Deloitte & Touche, Hamilton, Bermuda, to act as our independent registered public accounting firm for the fiscal year ending December 31, 2007 and to authorize the Board of Directors, acting through the Audit Committee, to approve the fees for the independent registered public accounting firm.

3.	To act on the election of directors for our subsidiaries.

4.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only shareholders of record at the close of business on April 16, 2007 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Scott Davis
Corporate Secretary

Hamilton, Bermuda
April 30, 2007

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

ENSTAR GROUP LIMITED
P.O. Box 2267, Windsor Place, 3rd Floor
18 Queen Street
Hamilton, HM JX, Bermuda

PROXY STATEMENT
FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 5, 2007

April 30, 2007

The Annual General Meeting of Shareholders of Enstar Group Limited will be held at the Elbow Beach Hotel located at 60 South Shore Road, Paget, Bermuda, on Tuesday, June 5, 2007 at 9:00 a.m. local time. We are mailing this Proxy Statement on or about May 2, 2007 to each holder of our issued and outstanding ordinary shares entitled to vote at the Annual General Meeting in order to furnish information relating to the business to be transacted at the meeting. We have mailed our Annual Report to Shareholders for the fiscal year ended December 31, 2006 with this Proxy Statement. We have included the Annual Report for informational purposes and not as a means of soliciting your proxy.

We hope that you will be able to attend the Annual General Meeting in person as this is our first shareholders meeting following the merger of one of our wholly-owned subsidiaries with The Enstar Group, Inc. on January 31, 2007 (the “Merger”). Whether or not you expect to attend the meeting in person, please complete, sign, date and return the enclosed proxy card in the accompanying envelope so that your shares will be represented. If you receive more than one proxy card because you have multiple accounts, you should sign and return all proxies received to be sure all of your shares are voted.

If the accompanying proxy card is properly executed and returned, the proxies named on the proxy card will vote the ordinary shares of the Company that it represents as specified on the following proposals:

1. To elect three Class I Directors to hold office until 2010.

2.	To ratify the selection of Deloitte & Touche, Hamilton, Bermuda, to act as our independent registered public accounting firm for the fiscal year ending December 31, 2007 and to authorize our Board of Directors, acting through the Audit Committee, to approve the fees for the independent registered public accounting firm.

3.	To act on the election of directors for our subsidiaries.

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Shareholders of record as of the close of business on April 16, 2007 are entitled to vote at the Annual General Meeting. As of that date, there were 11,909,969 ordinary shares issued and outstanding and entitled to vote at the meeting. Except as set forth in our bye-laws, each ordinary share entitles the holder thereof to one vote. In accordance with our bye-laws, certain shareholders whose shares constitute 9.5% or more of the voting power of our ordinary shares are entitled to less than one vote for each ordinary share held by them.

The required quorum for the Annual General Meeting consists of two or more shareholders present in person or by proxy and entitled to vote at least a majority of the shares entitled to vote at the meeting. The election of directors and the approval of Proposal Two require the affirmative vote of a majority of the votes cast by the shareholders at the meeting. With respect to Proposal Three, regarding the election of directors of our subsidiaries, our Board of Directors will cause our corporate representative or proxy to vote the shares of those subsidiaries in the same proportion as the votes received at the meeting from our shareholders. If any other business is brought before the meeting, proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies.

We will count ordinary shares held by shareholders who are present in person or by proxy at the meeting and who elect to abstain from voting on any proposal, as well as broker non-votes, towards the presence of a quorum, but will not count those shares as a vote in the election of any director or for any other proposal. We will also count ordinary shares held by shareholders who have signed their proxy cards but have not specified how their shares are to be voted towards the presence of a quorum, and we will vote those shares “FOR” the election of directors nominated by our Board of Directors under Proposal One, “FOR” Proposal Two and “FOR” each of the subsidiary director nominees listed in Proposal Three.

Any shareholder giving a proxy has the power to revoke it prior to its exercise by sending notice of revocation to our Secretary in writing, by executing and delivering a subsequently dated proxy card or by voting in person at the meeting. Attendance at the meeting will not by itself constitute revocation of a proxy.

The Company will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to the beneficial owners of our ordinary shares. In addition to solicitation by mail, certain directors, officers and employees of the Company and its subsidiaries may solicit proxies personally or by telephone or other electronic means without extra compensation, other than reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company.

When used in this Proxy Statement, the terms “we,” “us,” “our,” and “the Company” refer to Enstar Group Limited.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes designated Class I, Class II and Class III. The term of office for each Class I director expires at the annual general meeting in 2007; the term of office for each Class II director expires at the annual general meeting in 2008; and the term of office for each Class III director expires at the annual general meeting in 2009. At each annual general meeting, the successors of the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual general meeting to be held in the third year following the year of their election.

Three Class I directors are to be elected at the meeting to hold office until the annual general meeting in 2010. All of the nominees currently are directors. In accordance with the resolutions adopted by our Board of Directors concerning the nomination of individuals to serve as directors of the Company, our Board of Directors nominated each of the nominees following a recommendation of the nominees from our independent directors. All nominees have consented to serve if elected. We do not expect that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, proxy cards authorizing the proxies to vote for the nominees will instead be voted for a substitute nominee recommended by our Board of Directors.

In connection with the Merger with The Enstar Group, Inc., we completed a recapitalization on January 31, 2007. Pursuant to the terms of the agreement governing the recapitalization (the “Recapitalization Agreement”) each of our current directors, including each nominee to be elected at the Annual General Meeting, was named a director of the Company.

Nominees for Class I Directors

The table below sets forth the names, ages, class and positions with the Company of the nominees who are standing for election at the meeting:

Name	Age	Class	Positions with the Company

Gregory L. Curl	58	I	Director
Nimrod T. Frazer	77	I	Director
Paul J. O’Shea	49	I	Director, Executive Vice-President and Joint Chief Operating Officer

Gregory L. Curl became a director of the Company on January 31, 2007 in connection with the completion of the Merger. Mr. Curl served as a director of The Enstar Group, Inc. from July 2003 through the Merger. Mr. Curl has been Director of Corporate Planning and Strategy for Bank of America since December 1998. Previously, Mr. Curl was Vice Chairman of Corporate Development and President of Specialized Lending for Bank of America from 1997 to 1998.

Nimrod T. Frazer has served as director of the Company since November 2001. Mr. Frazer served as a director of The Enstar Group, Inc. from August 1990 until the Merger on January 31, 2007. He also served as the Chairman of the Board and Chief Executive Officer of The Enstar Group, Inc. from October 1990 until the Merger, and as Acting President or President from October 1990 until to June 2001. Mr. Frazer has served on the board of directors of Affirmative Insurance Holdings, Inc. since November 2005.

Paul J. O’Shea has served as a director, Executive Vice President and Joint Chief Operating Officer of the Company since its formation in 2001. Mr. O’Shea served as a director and Executive Vice President of Castlewood Limited, which is now a subsidiary of the Company, from 1995 until 2001. In 1994, Mr. O’Shea joined Messrs. Dominic F. Silvester and Nicholas A. Packer in their run-off business venture in Bermuda. From 1985 until 1994, he served as the Executive Vice President, Chief Operating Officer and a director of Belvedere Group/Caliban Group. Prior to 1985, Mr. O’Shea was an accounts manager at Mentor Insurance Company Limited and a senior auditor in the Bermuda office of KPMG Peat Marwick.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

Continuing Directors

The table below sets forth the names, ages, class and positions with the Company of the directors who are not standing for election at the meeting:

Name	Age	Class	Positions with the Company

T. Whit Armstrong	60	II	Director
John J. Oros	60	II	Director and Executive Chairman
Nicholas A. Packer	44	II	Director, Executive Vice President and Joint Chief Operating Officer
Paul J. Collins	70	III	Director
T. Wayne Davis	60	III	Director
J. Christopher Flowers	49	III	Director
Dominic F. Silvester	46	III	Director and Chief Executive Officer

T. Whit Armstrong became a director of the Company on January 31, 2007 in connection with the completion of the Merger. Mr. Armstrong served as a director of The Enstar Group, Inc. from June 1990 through the Merger. Mr. Armstrong has been President, Chief Executive Officer and Chairman of the Board of The Citizens Bank, Enterprise, Alabama, and its holding company, Enterprise Capital Corporation, Inc. for more than five years. Mr. Armstrong is also a director of Alabama Power Company of Birmingham, Alabama.

John J. Oros has served as a director of the Company since November 2001 and became the Executive Chairman of the Company on January 31, 2007. Mr. Oros served as a director of The Enstar Group, Inc. from 2000 through the Merger on January 31, 2007. Mr. Oros served as Executive Vice President of The Enstar Group, Inc. from March 2000 through June 2001, when Mr. Oros was named President and Chief Operating Officer. Following the Merger, Mr. Oros continues to serve as President of The Enstar Group, Inc., which is now named Enstar USA, Inc. and is a wholly-owned subsidiary of the Company. Before joining The Enstar Group, Inc., Mr. Oros was an investment banker at Goldman, Sachs & Co. in the Financial Institutions Group. Mr. Oros joined Goldman, Sachs & Co. in 1980 and was made a General Partner in 1986. Mr. Oros resigned from Goldman, Sachs & Co. in March 2000 to join The Enstar Group, Inc. In February 2006, Mr. Oros became a Managing Director of J.C. Flowers & Co. LLC, which serves as investment advisor to J.C. Flowers II L.P., a newly-formed private equity fund affiliated with

J. Christopher Flowers, another director of the Company. Mr. Oros splits his time between J.C. Flowers & Co. LLC and the Company.

Nicholas A. Packer has served as Executive Vice President and the Joint Chief Operating Officer of the Company since its formation in 2001. From 1996 to 2001, Mr. Packer was Chief Operating Officer of Castlewood (EU) Limited, a wholly-owned subsidiary of Castlewood Limited, which is now itself a subsidiary of the Company. Mr. Packer served as Castlewood Limited’s Chief Operating Officer from 1995 until 1996. From 1993 to 1995, Mr. Packer joined Mr. Silvester in forming a run-off business venture in Bermuda. Mr. Packer served as Vice President of Anchor Underwriting Managers Limited from 1991 until 1993. Prior to joining Anchor, he was a joint deputy underwriter at CH Bohling & Others, an affiliate of Lloyd’s of London.

Paul J. Collins became a director of the Company on January 31, 2007 in connection with the completion of the Merger. Mr. Collins served as a director of The Enstar Group, Inc. from May 2004 through the Merger. Mr. Collins retired as a Vice Chairman and member of the Management Committee of Citigroup Inc. in September 2000. From 1985 to 2000, Mr. Collins served as a director of Citicorp and its principal subsidiary, Citibank; from 1988 to 1998, he also served as Vice Chairman of such entities. Mr. Collins currently serves as a director of Nokia Corporation and BG Group, as a member of the supervisory board of Actis Capital LLP and as a trustee of the University of Wisconsin Foundation and the Glyndebourne Arts Trust. He is also a member of the Advisory Board of Welsh, Carson, Anderson & Stowe, a private equity firm.

T. Wayne Davis became a director of the Company on January 31, 2007 in connection with the completion of the Merger. Mr. Davis served as a director of The Enstar Group, Inc. from June 1990 through the Merger. Mr. Davis was Chairman of the Board of General Parcel Service, Inc., a parcel delivery service, from January 1989 to September 1997 and was Chairman of the Board of Momentum Logistics, Inc. from September 1997 to March 2003. He also is a director of Winn-Dixie Stores, Inc. and MPS Group, Inc.

J. Christopher Flowers has been a director of the Company since November 2001. Mr. Flowers served as a director of The Enstar Group, Inc. from October 1996 through the Merger on January 31, 2007, including serving as Vice Chairman of the board of The Enstar Group, Inc. from December 1998 through July 2003. Mr. Flowers became a General Partner of Goldman, Sachs & Co. in 1988 and a Managing Director in 1996. He resigned from Goldman, Sachs & Co. in November 1998 in order to pursue his own business interests. Mr. Flowers has been a Managing Director of J.C. Flowers & Co., LLC, a financial services investment advisory firm since 2002. Mr. Flowers is director of Shinsei Bank, Ltd. (since 2000), NIBC Capital Bank N.V. (since 2005), Fox-Pitt, Kelton LLC (since 2006) and HSH-Nordbank AG (since 2006).

Dominic F. Silvester has served as a director and the Chief Executive Officer of the Company since its formation in 2001. In 1993, Mr. Silvester began a business venture in Bermuda to provide run-off services to the insurance and reinsurance industry. In 1995, the business was assumed by Castlewood Limited, which is now a subsidiary of the Company, for which Mr. Silvester was the Chief Executive Officer. From 1988 until 1993, Mr. Silvester served as the Chief Financial Officer of Anchor Underwriting Managers Limited. Prior to joining Anchor, he was a Vice President at Adams and Porter (Bermuda) Limited and was a senior auditor in the Bermuda office of Deloitte & Touche.

Independence of Directors

Our Board of Directors consists of ten directors, of which six are non-management directors. The board has determined that four of our non-management directors, Messrs. Armstrong, Collins, Curl and Davis, are independent as defined by Nasdaq Marketplace Rule 4200(a)(15). The board has made this determination based primarily on a review of the responses of the directors to questions regarding employment and compensation history, family relationships and affiliations, and discussions with the directors. For details about certain relationships and transactions among the Company and its executive officers and directors, see “Certain Relationships and Related Transactions” in this proxy statement.

Nasdaq Marketplace Rule 4350(c)(1) requires that a listed company’s board of directors be comprised of a majority of independent directors, however, Nasdaq Marketplace Rule 4350(a)(5) allows a company becoming a public company for the first time up to twelve months from the date of its listing with the Nasdaq Stock Market LLC to comply with the majority independent board requirement. As such, we currently do not have a majority of independent directors on our Board of Directors. We will need to meet this requirement by January 31, 2008.

Meetings of the Board of Directors and its Committees

We expect our directors to attend all meetings of our Board of Directors, all meetings of all committees of the board on which they serve and each annual general meeting of shareholders, absent exigent circumstances. Our Board of Directors met three times during the year ended December 31, 2006, a period during which we were not subject to the listing requirements of any exchange and were not a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Messrs. Flowers and Silvester, both incumbent directors serving during 2006, attended fewer than 75% of the aggregate of the total number of meetings of the board and the total number of meetings of all committees of the board on which the director served. Eight of the ten directors then serving attended the 2006 annual general meeting of shareholders. In 2007, our independent directors will meet quarterly in executive sessions without management.

Our Board of Directors currently maintains an Audit Committee and a Compensation Committee. Current copies of the charter for each of these committees, as well as our Code of Ethics and Code of Conduct, are available on our website at www.enstargroup.com. In addition, any shareholder may receive copies of these documents in print, without charge, by contacting our Secretary at P.O. Box HM 2267, Windsor Place, 3rd Floor, 18 Queen Street, Hamilton, HM JX, Bermuda.

Audit Committee.  During 2006, the Audit Committee was composed of Mr. James Carey and Ms. Cheryl D. Davis, with Mr. Carey serving as Chairman. The Audit Committee met nine times during the year ended December 31, 2006. On January 31, 2007, the Audit Committee was reconstituted to be comprised of Messrs. Armstrong, Collins, Curl and Davis, with Mr. Armstrong serving as Chairman. This committee has general responsibility for the oversight of the quality and integrity of our financial statements, the qualifications and independence of our independent auditor, the performance of our internal audit function and independent auditor, and our compliance with legal and regulatory requirements. The committee appoints, retains and approves the compensation for our independent auditors, pre-approves fees and services of the independent auditors and reviews the scope and results of their audit. Each member of the Audit Committee is a non-management director and is independent as defined in Nasdaq Marketplace Rule 4200(a)(15) and under the Exchange Act. Our Board of Directors has determined that each of Messrs. Curl and Collins, who are both independent directors, qualify as an audit committee financial expert pursuant to the definition set forth in item 407(d)(5)(ii) of Regulation S-K, as adopted by the Securities and Exchange Commission (the “SEC”). The Audit Committee operates under a written charter that has been approved by our Board of Directors. The charter is reviewed annually by the Audit Committee, which recommends any proposed changes to our board. A current copy of the charter is available on our website at www.enstargroup.com.

Compensation Committee.  During 2006, the Compensation Committee was composed of Messrs. Oros and Carey, with Mr. Oros serving as Chairman. The Compensation Committee met twice during the year ended December 31, 2006. On January 31, 2007, the Compensation Committee was reconstituted to be comprised of Messrs. Armstrong, Curl and Davis, with Mr. Davis serving as Chairman. The Compensation Committee has general responsibility for the compensation of our executive officers. The committee establishes our general compensation philosophy and oversees the development and implementation of our compensation programs. The committee also periodically reviews the compensation of our directors and makes recommendations to our board with respect thereto. Each member of the Compensation Committee is a non-management director and is independent as defined in Nasdaq Marketplace Rule 4200(a)(15). The Compensation Committee operates under a written charter that has been approved by our Board of Directors. The charter is reviewed annually by the Compensation Committee, which recommends any proposed changes to our board. A current copy of the charter is available on our website at www.enstargroup.com.

Compensation Committee Interlocks and Insider Participation.  During the year ended December 31, 2006, no executive officer served as a member of the compensation committee or as a director of another entity, one of whose executive officers served on our compensation committee or as one of our directors.

Nomination Process.  The Company does not have a nominating committee, although we do have a formal nominations process. It is the position of the Board of Directors that it is appropriate for the independent directors, rather than a separate committee comprised of most or all of our independent directors, to recommend director candidates. Nasdaq Marketplace Rule 4350(c)(4) requires director nominees of the Company to be selected, or recommended to the Board of Directors for selection, either by (i) a majority of the independent directors or (ii) a nominations committee comprised solely of independent directors. In November 2006, the Board of Directors adopted a resolution in accordance with these requirements regarding the nomination of directors. Pursuant to that resolution, the independent directors, Messrs. Armstrong, Collins, Curl and Davis, will conduct the director nomination process each year in connection with the Company’s annual general meeting of shareholders.

When identifying and reviewing director nominees, the independent directors consider the nominees’ personal and professional integrity, ability and judgment, as well as other factors deemed appropriate by the independent directors. For incumbent directors, the independent directors review each director’s overall service to the Company during the director’s term, including the number of meetings attended, level of participation and quality of performance. The independent directors considered and nominated the candidates proposed for election as directors at the Annual General Meeting, with the Board of Directors unanimously agreeing on all actions taken in this regard.

Shareholders may recommend candidates to serve as directors by submitting a written notice to the Board of Directors at Enstar Group Limited, P.O. Box 2267, Windsor Place, 3rd Floor, 18 Queen Street, Hamilton, HM JX, Bermuda. Shareholder recommendations must be accompanied by sufficient information to assess the candidate’s qualifications and contain the candidate’s consent to serve as director if elected. Shareholder nominees will be evaluated by the independent directors in the same manner as nominations made by the independent directors.

Code of Ethics/Code of Conduct

We have adopted a Code of Ethics that applies to all of our senior executive and financial officers, and a Code of Conduct that applies to all of our directors and employees, including all senior executive and financial officers covered by the Code of Ethics. Copies of our Code of Ethics, Code of Conduct and other information relating to our corporate governance are available on our website at www.enstargroup.com. In addition, any shareholder may receive copies of such documents in print, without charge, by contacting our Secretary at Enstar Group Limited, P.O. Box HM 2267, Windsor Place, 3rd Floor, 18 Queen Street, Hamilton, HM JX, Bermuda. We intend to disclose on our website any required amendment to, or waiver of, a provision of the Code of Ethics or Code of Conduct that applies to our senior executive and financial officers.

Shareholder Communications with the Board of Directors

Shareholders and other interested parties may send communications to our Board of Directors by sending written notice to our Secretary at Enstar Group Limited, P.O. Box HM 2267, Windsor Place, 3rd Floor, 18 Queen Street, Hamilton, HM JX, Bermuda. The notice may specify whether the communication is directed to the entire board, to the independent directors, or to a particular board committee or individual director. Our Secretary will handle routine inquiries and requests for information. If the Secretary determines the communication is made for a valid purpose and is relevant to the Company and its business, the Secretary will forward the communication to entire board, to the independent directors, to the appropriate committee chairman or to the individual director as the notice was originally addressed. At each meeting of our Board of Directors, our Secretary will present a summary of all communications received since the last meeting that were not forwarded and will make those communications available to the directors on request.

PROPOSAL NO. 2 — APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected Deloitte & Touche, Hamilton, Bermuda, as our independent registered public accounting firm for the fiscal year ending December 31, 2007. At the Annual General Meeting, shareholders will be asked to ratify this selection and to authorize our Board of Directors, acting through the Audit Committee, to approve the fees for Deloitte & Touche. Representatives of Deloitte & Touche are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. The representatives of Deloitte & Touche will also be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007 AND THE AUTHORIZATION OF OUR BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO APPROVE THE FEES FOR THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered to us by Deloitte & Touche for the fiscal years ended December 31, 2006 and 2005 are set forth below.

	Fiscal Year 2006	Fiscal Year 2005

Audit Fees	$2,341,776	$993,179
Audit-Related Fees	66,279	123,045
Tax Fees	283,788	159,482
All Other Fees	—	—

Total	$2,691,843	$1,275,706

Audit Fees for the years ended December 31, 2006 and December 31, 2005 were for professional services rendered for the audit of our annual financial statements, for the review of our quarterly financial statements, for services in connection with the audits for insurance statutory and regulatory purposes in the various jurisdictions in which we operate and for the provision of consents and comfort letters relating to our filings with the SEC. The percentage of hours expended to audit our financial statements for the years ended December 31, 2006 and 2005 that were attributed to work performed by persons other than Deloitte & Touche’s full time, permanent employees was less than 50%.

Audit-Related Fees for the years ended December 31, 2006 and December 31, 2005 consisted primarily of professional services rendered for financial accounting and reporting consultations and opening balance sheet audits of acquisitions.

Tax Fees for the years ended December 31, 2006 and December 31, 2005 were for professional services rendered for tax compliance and tax consulting.

There were no fees in the All Other Fees category for the fiscal years ended December 31, 2006 and December 31, 2005.

Our Audit Committee approves all services provided by our independent auditors. Accordingly, all of the services and related fees described above were approved by our Audit Committee.

PROPOSAL NO. 3 — ELECTION OF DIRECTORS FOR OUR SUBSIDIARIES

Under our amended and restated bye-laws, if we are required or entitled to vote at a general meeting of our subsidiaries, our Board of Directors must refer the subject matter of any vote regarding the appointment, removal or remuneration of directors to the shareholders of the Company and seek authority from our shareholders for our corporate representative or proxy to vote in favor of the resolutions proposed by these subsidiaries. We are submitting the election of the directors identified below for each subsidiary to our shareholders at the Annual General Meeting. Our Board of Directors will cause our corporate representative or proxy to vote the shares in these subsidiaries in the same proportion as the votes received at the meeting from our shareholders on these matters.

Subsidiary Director Nominees

Castlewood Limited
Paul J. O’Shea
Richard J. Harris
Adrian Kimberley
Elizabeth Dasilva
Michael Smellie

Castlewood (EU)
Holdings Ltd.
David Hackett
Alan Turner

Castlewood Brokers Limited
Richard J. Harris
Elizabeth Dasilva
Adrian Kimberley
David Rocke

Castlewood (EU) Limited
David Hackett
Alan Turner
Steven Aldous
Duncan McLaughlin
Derek Reid
Paul Thomas
David Grisley
David Atkins
Steve Given

Cranmore (Bermuda) Ltd.
Paul J. O’Shea
Richard J. Harris
Adrian Kimberley
David Rocke

Cranmore Adjusters Limited
David Hackett
Alan Turner
Steve Norrington
Phil Cooper
Mark Wood
David Ellis

Bantry Holdings Ltd.
Tim Houston
Duncan Scott
Adrian Kimberley

Blackrock Holdings Ltd.
Tim Houston
Duncan Scott
Adrian Kimberley

Kenmare Holdings Limited
Paul J. O’Shea
Richard J. Harris
Adrian Kimberley
Dominic F. Silvester
Nicholas A. Packer
David Rocke

Kinsale Brokers Limited
Phil Hernon
Steve Western
Alan Turner
Steve Norrington
Derek Reid

Regis Agencies Limited
Alan Turner
Steve Aldous

Fitzwilliam (SAC)
Insurance Limited
Paul J. O’Shea
Richard J. Harris
Adrian Kimberley
Nicholas A. Packer
David Rocke
Revir Limited
Richard J. Harris
Adrian Kimberley
Elizabeth Dasilva
David Rocke

River Thames
Insurance Company
Alan Turner
Steve Aldous
David Rocke
Max Lewis

Overseas Reinsurance
Company Limited
Paul J. O’Shea
Richard J. Harris
Adrian Kimberley
David Rocke

Hudson Reinsurance
Company Limited
Paul J. O’Shea
Richard J. Harris
Adrian Kimberley
Duncan Scott
David Rocke

Cavell Holdings Limited (U.K.)
Alan Turner
David Rocke
Steve Aldous
Derek Reid

Harper Holdings SARL
Nicholas A. Packer
Jean Baptiste Brekelmans
Marc Torbick

Denman Holdings Limited
Richard J. Harris
John J. Oros
Cameron Leamy
Kenneth Thomson

Harper Insurance Limited
Richard J. Harris
Nicholas A. Packer
Michael Handler
Florian von Meiss
Walter Boss

Harper Financing Limited
Derek Reid
Brian Walker
Alan Turner

Castlewood (US) Inc.
Cheryl D. Davis
John J. Oros
Karl Wall
Donna Stolz

Castlewood Holdings
(US) Inc.
Cheryl D. Davis
John J. Oros
Karl Wall
Donna Stolz

Cranmore (US) Inc.
Cheryl D. Davis
John J. Oros
Karl Wall
Donna Stolz

Castlewood Investments, Inc.
Cheryl D. Davis
John J. Oros
Karl Wall
Donna Stolz

Longmynd Insurance
Company Ltd.
David Hackett
David Rocke
Steve Aldous
Alan Turner

Mercantile Indemnity
Company Ltd.
David Hackett
David Rocke
Alan Turner
Steve Aldous
Derek Reid

Fieldmill Insurance
Company Ltd.
David Hackett
David Rocke
Steve Aldous
Alan Turner

Virginia Holdings Ltd.
Paul J. O’Shea
Richard J. Harris
Adrian Kimberley
David Rocke

Unione Italiana (UK)
Reinsurance Company
David Rocke
Alan Turner
Steve Aldous
Derek Reid

Cavell Insurance Company Limited
Alan Turner
David Rocke
Steve Aldous
Derek Reid
Darren Truman

Oceania Holdings Ltd.
Paul J. O’Shea
David Rocke
Richard J. Harris
Adrian Kimberley
Tim Houston

Cirrus Re Company A/S
Alan Turner
David Rocke
Steve Aldous
Jan Endressen

Inter-Ocean Holdings Limited
Paul J. O’Shea
Tim Houston
Orla Gregory
Richard J. Harris
Adrian Kimberley

Enstar USA, Inc.
John J. Oros
Cheryl D. Davis
Karl J. Wall

Inter-Ocean Services Ltd.
Paul J. O’Shea
Tim Houston
Orla Gregory
Richard J. Harris
Adrian Kimberley
Inter-Ocean Credit
Products Ltd.
Paul J. O’Shea
Orla Gregory
Richard J. Harris
Adrian Kimberley

Hillcot Underwriting
Management
Alan Turner
David Rocke
Steve Aldous

Inter-Ocean Reinsurance
Company Ltd.
Paul J. O’Shea
Tim Houston
Orla Gregory
Richard J. Harris
Adrian Kimberley

Inter-Ocean Reinsurance
(Ireland) Ltd.
Richard J. Harris
Nicholas A. Packer
Orla Gregory
Kevin O’Connor

Enstar Financial
Services, Inc.
John J. Oros
Cheryl D. Davis

Hillcot Holdings Limited
Paul J. O’Shea
Richard J. Harris
Adrian Kimberley
Mark Cutis
Masazumi Kato

Hillcot Reinsurance Limited
Alan Turner
Steve Aldous
David Rocke
Masazumi Kato
Max Lewis

Brampton Insurance
Company Limited
Alan Turner
David Rocke
Steve Aldous
Max Lewis

Enstar Group
Operations, Inc.
John J. Oros
Cheryl D. Davis

B.H. Acquisition Ltd.
Adrian Kimberley
Richard J. Harris
Paul J. O’Shea
David Rocke
Brittany Insurance
Company Ltd.
Paul J. O’Shea
Richard J. Harris
Adrian Kimberley
Duncan Scott
David Rocke

Paget Holdings GMBH
Richard J. Harris
David Rocke
Adrian Kimberley

Compagnie Europeene
D’Assurances Industrielles SA
David Rocke
Paul Thomas

Subsidiary Director Nominees’ Biographies

Biographies for Dominic F. Silvester, Paul J. O’Shea, Nicholas A. Packer and John J. Oros are included above in “Proposal No. 1 — Election of Directors.” A biography for Richard J. Harris is included below in “Executive Officers.” Biographies for all other subsidiary director nominees are set forth below.

Steve Aldous joined the Company in 1998. He became a director of Castlewood (EU) Limited in 2004, and has management oversight of a number of the Company’s U.K. reinsurance subsidiaries. Between 1998 and 2002, he worked for the Company in the commutations department and as a client accounting manager for third party business. Before joining the Company, Mr. Aldous gained offshore reinsurance management experience with Marsh & McLennan in Bermuda between 1994 and 1998. He qualified as a Chartered Accountant in 1992.

David J. Atkins was appointed to Head of Claims and Commutations of Castlewood (EU) Limited in April 2007. From 2003 to 2007, he served as Manager of Commutations. Prior to 2003, Mr. Atkins served as Manager of Commutation Valuations for Equitas Management Services Limited in London from 2001 to 2003, and Analyst in the Reserving and Commutations Department from 1997 to 2001.

Jean-Baptiste Brekelmans started as a legal account manager in Citco Curacao in 1988, managing portfolio of offshore companies. From 1991 until 2000, he worked as a corporate and tax lawyer for Smeets Thesseling & Van Bokhorst, based in Brussels, New York and The Hague, giving advice on Netherlands Antilles corporate and tax law. In 2000 Mr. Brekelmans joined Loyens & Loeff and moved to the Netherlands and later to Luxembourg. Since 2006, Mr. Brekelmans has been a legal and tax manager in the Private Equity Real Estate division of Citco Luxembourg.

Walter H. Boss is a partner of BLUM Attorneys at Law, and was previously a partner at a large Zurich law firm, after having been a partner at Ernst & Young’s International Services Office in New York. Mr. Boss holds a law degree from the University of Berne (Switzerland) and a LLM from New York University Law School.

Philip Cooper has been a Director of Cranmore Adjusters Limited since 1999. Mr. Cooper served as a Reinsurance Consultant for Peter Blem Adjusters Limited from 1990 to 1992 and from 1996 to 1999, as well as serving as Director of Training during the latter period for Peter Blem Management Services Limited. Prior to 1990, for Syndicate Underwriting Management he served as Assistant Reinsurance Manager and later head of the Technical Support Group from 1992 to 1996.

Mark Cutis joined Shinsei Bank in May 2004 in the newly created position of Chief Investment Officer. He was formerly with HVB, the Munich-headquartered German Bank, where he was originally hired in their New York Branch as Treasurer for the Americas, where he was also responsible for developing and directing HVB’s proprietary allocation to Alternative Investments. He became the Chief Executive Officer of HVB’s Japanese operations. Prior to joining HVB, Mr. Cutis worked with Merrill Lynch in London and New York, and was the Treasurer of the European Bank for Reconstruction and Development in London.

Cheryl D. Davis has served as the Chief Financial Officer of Enstar USA, Inc. since January 2007. Ms. Davis was Chief Financial Officer and Secretary of The Enstar Group, Inc. from April 1991 through the Merger in January 2007 and was Vice President of Corporate Taxes of The Enstar Group, Inc. from 1989. Ms. Davis has been employed with The Enstar Group, Inc. since April 1988. Prior to joining The Enstar Group, Inc., Ms. Davis was a Senior Manager with KPMG Peat Marwick.

David Ellis joined Cranmore Adjusters Limited as a Reinsurance Consultant in 2000 has been a director since 2007. Mr. Ellis served as a Reinsurance Consultant for Compre Administrators Limited from 1999 to 2000 and for Ward & Associates Limited from 1993 to 1999.

Jan Endresen is the Managing Director of Oslo Reinsurance Company ASA (“Oslo Re”) in Norway, a position he has held since 1998. Prior to becoming Managing Director of Oslo Re, Mr. Endresen headed the legal department of Oslo Re from 1994. From 1991 to 1997, Mr. Endresen was Head of the legal department for Storebrand Asset Management ASA. From 1983 to 1991, he was Managing Director of Norsk Kausjon AS.

Steven Given joined Castlewood (EU) Limited in June 2001, and leads the Group Commutations Team. Mr. Given was previously Chief Financial Officer of IAM (Bermuda) Limited from 1997 to 2001, and Financial Controller of LaSalle Re Limited in Bermuda from 1993 to 1997. Prior to 1993, Mr. Given was employed as an audit senior for KPMG Peat Marwick in Bermuda and for Pannell Kerr Forster in Dublin. Mr. Given is a Fellow of the Institute of Chartered Accountants in Ireland and holds an MBA from the Edinburgh Business School.

Orla Gregory has been an Account Manager with the Company since 2003. Ms. Gregory worked as Financial Controller of Irish European Reinsurance Company Ltd. in Ireland from 2001 to 2003. She worked in Bermuda from 1999 to 2001 for Ernst & Young as an Investment Accountant. Prior to this, Ms. Gregory worked for QBE Insurance & Reinsurance (Europe) Limited in Ireland from 1993 to 1998 as a Financial Accountant.

David J. Grisley has been the U.K. IT Director of Castlewood (EU) Limited since 1996 . From 1993 until 1996, Mr. Grisley served as IT Manager for Powerscourt Group Limited in Bermuda. Prior to 1993, Mr. Grisley was the IT Manager for Anchor Underwriting Mangers in Bermuda from 1988, and a senior IT consultant for the Bermuda office of Coopers & Lybrand from 1984 to 1987.

David W. Hackett has been the Financial Director of Castlewood (EU) Limited since 1996. Mr. Hackett also served as Vice President of Castlewood Limited from 1993 to 1996. From 1991 until 1993, he served as Vice President for Anchor Underwriting Managers Limited in Bermuda. Mr. Hackett was Senior Vice President for International Risk Management Limited in Bermuda from 1979 to 1991, and a senior auditor in the Montreal office of Thorne Riddell from 1973 to 1979.

Michael H.P. Handler is the Chairman of Guy Carpenter Continental Europe, Managing Director of the Firm and member of the Guy Carpenter International Management Board. Mr. Handler began his career with Guy Carpenter in 1974, working in both New York and briefly in Copenhagen until his transfer to Zurich in 1996. He has been on the Board of Directors of Russian Reinsurance Company since 1997 and its Non-Executive Chairman since 2003.

Phil Hernon has been the Managing Director of Kinsale Brokers Limited since its formation in 2003. Prior to that position, Mr. Hernon held various senior positions within three of Lloyd’s Brokers. In 1995, he was a founding Director of Helix U.K. Ltd.

Timothy J. Houston has been a Financial Projects Manager with Castlewood Limited since 2000. Between 1995 and 2000 he held a number of positions with Deloitte & Touche in Bermuda. Mr. Houston is responsible for overall run-off coordination, including day-to day operations, litigation and arbitration support and commutation negotiations. He is a member of the Institute of Chartered Accountants of Bermuda.

Masazumi Kato currently holds the position of Senior Managing Executive Officer with Shinsei Bank. Mr. Kato has been with Shinsei Bank from 1974 to present where he has held a number of progressively more senior positions.

Adrian C. Kimberley has been the Group Financial Controller of the Company since 2001. Mr. Kimberley also served as controller of Castlewood Limited from 2000 to 2001. From 1995 until 2000, he served as Senior Account Manager for Powerscourt Management Limited in Bermuda. Mr. Kimberley was the Controller for Techware Systems Corporation in Vancouver, Canada from 1992 to 1995, and a senior auditor in the Vancouver office of KPMG Peat Marwick from 1986 to 1992.

Cameron J. D. Leamy was formerly Senior Vice President — Marketing of Sun Life and became the Chief Marketing Officer for all the Company’s lines of business throughout its operations world-wide. Prior to that, he was

Branch Manager of the Company’s United States operations. Mr. Leamy retired from Sun Life at the end of 1996. He is currently a member of the Board of Directors of R.G.A. Canada Ltd., Sun Life Assurance Company of Canada (Barbados) Limited and Sun Life of Canada Reinsurance (Barbados) Ltd.

Max Lewis is currently an independent consultant who has been a non-executive director of certain group companies since 2002. Mr. Lewis is also a non-executive director of Motors Insurance Company U.K. He worked in various senior executive positions at Marsh ( formally Sedgwick Group ) from 1979 to 2001 and in December 2006 retired as chairman of the Medisure Group of Companies.

Duncan McLaughlin has been a Director of Castlewood (EU) Limited since April 2006. He joined the Company in 2000 and was previously a Senior Manager dealing with technical aspects of reinsurance run-off particularly for third party clients. Prior to joining the Company, he was a senior reinsurance auditor for Compre from 1998 to 1999, a reinsurance specialist at CNA from 1996 to 1997, a reinsurance auditor for Chiltington from 1994 to 1996 and a reinsurance technician for Syndicate Underwriting Management from 1992 to 1994.

Steven Norrington has been the Managing Director of Cranmore Adjusters Limited since 1999. From 1993 to 1999, Mr. Norrington served as a Reinsurance Consultant and Director of Peter Blem Adjusters Limited. From 1991 to 1993, he served as a Reinsurance Auditor for Insurance & Reinsurance Services Ltd., formerly the audit team of Walton Insurance Ltd. for whom he served from 1990. Prior to 1990, he worked for the Liquidator of Mentor Insurance Ltd. from 1998 to 1990 and for Alexander Howden Group in various roles from 1983 to 1988.

Kevin O’Connor has been the General Manager of Inter-Ocean Reinsurance (Ireland) Ltd. since April 2006. Mr. O’Connor has been a Senior Partner in O’Connor, Crossan & Co., a chartered certified accountancy practice in Ireland since 2005. He worked previously as a sole practitioner from 1995 to 2004. In 1994 he worked as Assistant Financial Controller at Belvedere Insurance Company Ltd. in Bermuda. From 1978 to 1993, he worked in practice for a number of audit and accountancy firms in Ireland.

Derek Reid has been the Legal Director of Castlewood (EU) Limited since January 2004. Previously, he was a partner in the insurance/reinsurance group at Clyde & Co in England handling a mixture of contentious and non-contentious insurance/reinsurance run-off work. He qualified as a solicitor in 1991.

David Rocke has been a senior officer with the Company since 1996. From 2002 to 2006, he served as a director of Castlewood (EU) Limited and of the Company’s U.K. insurance subsidiaries. Immediately prior to joining Castlewood in 1996, Mr. Rocke held the position of Insolvency Manager at Deloitte & Touche in Bermuda, having previously been a senior auditor with that firm.

Duncan M. Scott has been a Vice President of Run-Off and Insolvency Operations of the Company since 2001. From 1995 until 2000, he served as Controller & General Manager of Stockholm Re (Bermuda) Ltd (in liquidation). From 1993 to 1994, he served as AVP Reinsurance of Stockholm Re (Bermuda) Ltd. Mr. Scott was a senior auditor in the Bermuda office of Ernst & Young from 1990 to 1992 and in the Newcastle, U.K. office of KPMG from 1986 to 1989.

Michael A. Smellie has been an accounting manager at Castlewood Limited since 1996. From 1993 to 1996, Mr. Smellie was a Vice President of Paumanock Insurance Company Ltd since 1993. From 1987 to 1992, he was the financial controller of Frank B. Hall (Underwriting Managers) Ltd. Prior to that position, he worked as auditor with Touche Ross & Co (now Deloitte & Touche) in Jamaica, the United States and Bermuda, leaving the firm as a senior audit manager.

Donna L. Stolz has been the Executive Vice President and Chief Administrative Officer of Castlewood (US) Inc. since 2005. Ms. Stolz was the Vice President of Administration for International Solutions LLC in 2004. She served as Vice President of Marketing and Sales from 1997 to 2001 and Senior Business Analyst from 1994 to 1997 for Systems Integration and Imaging Technologies, Inc.

C. Paul Thomas has been an account manager for a number of run-off clients of Castlewood (EU) Limited since 2001 and a director of Castlewood (EU) Limited since 2006. Before joining Castlewood (EU) Limited, Mr. Thomas served as a financial controller and, subsequently, finance director of Wasa International (UK) Insurance Company from 1997 to 2001. Prior to this, Mr. Thomas held increasingly senior financial positions within Friends Provident Group between 1993 and 1997 and NM Financial Management between 1988 and 1993.

Kenneth F. G. Thomson is the President of Thomson International Management Inc., a Barbados-based organisation specializing in the provision of management, administrative and accounting services to the International Business sector. Previously, he was the Area Manager for CIBC Barbados with the overall responsibility for the operations of CIBC in Barbados, including ten branches, the Corporate Finance Centre, the Trust Company and Data Services centre, involving a workforce of some 300 employees.

Marc Torbick has been a lawyer working for the Citco Group since October 2001. From 2005, he helped in creating the Private Equity Real Estate Division within Citco Luxembourg. Mr. Torbick worked as a legal trust officer from 2001 to 2005. Since 2006, Mr. Torbick has been a legal Account Manager in the Private Equity Real Estate division of Citco Luxembourg.

Darren S. Truman has been a Senior Technical Manager of the company since April 2004. Mr. Truman also served as a Technical Manager for Gerling Global General and Re in London from July 2003 to March 2004. From September 1994 to June 2003, he held a number of positions within RiverStone Management in London, the last four years as a Workout Specialist. From September 1987 to September 1994, Mr. Truman held a number of positions within Thurgood Farmer and Hackett in London the last two years as Section Head for LMX Broking.

Alan Turner joined the Company in 2000.  He is currently the Managing Director of Castlewood (EU) Limited, having been appointed to this role in April 2006, and is a serving director on the boards of a number of the Company’s U.K. subsidiaries. Prior to this, he was responsible for the general management of several of the Company’s U.K. reinsurance company subsidiaries. From 1989 to 2000, he was employed by Deloitte & Touche in the U.K. and then Bermuda, specializing in audit and insolvency work. He obtained a U.K. Chartered Accountant designation in 1992 and also has a BA (Hons) Business Studies degree qualification.

Dr. Florian von Meiss opened a law firm in 1980 under the name of Thurnherr von Meiss and Partners at Usteristrasse 14, Zurich. He continues to practice primarily in cooperate matters and concentrates on the consumer industry. Dr. von Meiss holds law degrees from both the University of Zurich and the Columbia School of Law.

Brian J. Walker joined Castlewood (EU) Limited in 2003 as a Senior Manager and has served as Assistant General Manager of Harper Insurance Ltd. since 2004. From 2000 until 2003, he served as Group Finance Director of British-American (UK) Ltd. Prior to 2000, Mr. Walker was a Senior Audit Manager with Ernst & Young, Bermuda.

Karl J. Wall has been the President and Chief Operating Officer of Castlewood (US) Inc. since 2005. Mr. Wall served as Chief Executive Officer and Operating Manager of International Solutions LLC from 1993 to 2005. He was Chief Operating Officer for Facility Insurance Corporation from 1997 until 2000. He was the Vice President at American Centennial Insurance Company from 1986 to 1993.

Steve Western has been Finance Director with Kinsale Brokers Limited since January 2004. Mr. Western also served as Chief Operating Officer for Castlewood Risk Management based in Bermuda from 1995 to 2003. From 1987 to 1994, he served as a Senior Vice President with International Risk Management (Bermuda) Ltd. Prior to that position, Mr. Western was based in London as an Audit Senior with Clark Whitehill Chartered Accountants from 1982 to 1986.

Mark S. Wood joined Cranmore Adjusters Limited in 1999 as an Associate Director and has been a Director since 2002. Mr. Wood served as a Reinsurance Consultant for Peter Blem Adjusters Limited from 1998 to 1999 and for Rodney-Smith & Partners Limited (which ultimately became Whittington Insurance Consultants Limited) from 1989 to 1998. Between 1983 and 1989, he worked in the claims and reinsurance teams for the A.A. Cassidy and D.W. Graves Syndicates at Lloyd’s, Greig Fester Limited and Finnish Industrial & General Insurance Company Limited.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth information as of April 16, 2007 regarding beneficial ownership of our ordinary shares by each of the following, in each case based on information provided to us by these individuals:

•	each person or group known to us to be the beneficial owner of more than 5% of our ordinary shares;

•	each of our directors;

•	each of our Chief Executive Officer, Chief Financial Officer and our next two most highly compensated executive officers who were serving as of December 31, 2006; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Enstar Group Limited, P.O. Box 2267, Windsor Place, 3rd Floor, 18 Queen Street, Hamilton HM JX, Bermuda and each person has sole voting and dispositive power with respect to all such shares.

		Number of Shares	Percent
Name of Beneficial Owner	Number of Shares	Subject to Option	of Class

Dominic F. Silvester(1)	2,239,735	0	18.81%
Trident II, L.P. and related affiliates(2)	2,082,236	0	17.48%
J. Christopher Flowers(3)	1,226,070	0	10.29%
Paul O’Shea(4)	726,243	0	6.10%
Nicholas A. Packer(5)	711,309	0	5.97%
John J. Oros(6)	203,168	294,224	4.08%
Nimrod T. Frazer(7)	306,901	156,919	3.84%
T. Wayne Davis(8)	152,371	14,711	1.40%
Richard J. Harris(9)	52,701	0	*
T. Whit Armstrong(10)	34,389	14,711	*
Paul J. Collins(11)	16,304	4,903	*
Gregory L. Curl(12)	1,383	4,903	*
All Executive Officers and Directors as a group (11 Persons)(13)	5,670,574	490,371	51.58%

*	Less than 1%.

(1)	Includes 644,989 ordinary shares held directly by Mr. Silvester, 531,582 ordinary shares held by the Left Trust and 1,063,164 ordinary shares held by Right Trust. Mr. Silvester and his immediate family are the sole beneficiaries of the Left Trust and the Right Trust. The trustee of the Left Trust is R&H Trust Co. (NZ) Limited, a New Zealand company, whose registered office is 162 Wickstead Street, Wanganui 5001, New Zealand. The trustee of the Right Trust is R&H Trust Co. (BVI) Ltd., or RHTCBV, a British Virgin Islands Company, whose registered office is Woodbourne Hall, P.O. Box 3162, Road Town, Tortola, British Virgin Islands.

(2)	Includes (a) 1,966,672 ordinary shares held by Trident II, L.P., or Trident II; (b) 56,220 ordinary shares held by Marsh & McLennan Capital Professionals Fund, L.P., or Trident PF; and (c) 59,344 ordinary shares held by Marsh & McLennan Employees’ Securities Company, L.P., or Trident ESC. The sole general partner of Trident II is Trident Capital II, L.P., or Trident GP, and the manager of Trident II is Stone Point Capital LLC, or Stone Point. The general partners of Trident GP are four single member limited liability companies that are owned by individuals who are members of Stone Point. The sole general partner of Trident PF is a company controlled by four individuals who are members of Stone Point. The sole general partner of Trident ESC is a company that is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., or MMC. Stone Point has authority to execute documents on behalf of the general partner of Trident ESC pursuant to a limited power of attorney, but Stone Point is not affiliated with MMC. The principal address for Trident II, Trident PF and Trident ESC is c/o Maples & Calder, Ugland House, Box 309, South Church Street, George Town, Grand

Cayman, Cayman Islands. Trident PF and Trident ESC have agreed with Trident II that (i) Trident ESC will divest its holdings in the Company only in parallel with Trident II, (ii) Trident PF will not dispose of its holdings in the Company before Trident II disposes of its interest, and (iii) to the extent that Trident PF elects to divest its interest in the Company at the same time as Trident II, Trident PF will divest its holdings in parallel with Trident II. As a result of this agreement, Trident II may be deemed to beneficially own 115,564 ordinary shares of the Company directly held by Trident PF and Trident ESC collectively, and Trident PF and Trident ESC may be deemed to beneficially own 1,966,672 ordinary shares of the Company directly held by Trident II. Trident II disclaims beneficial ownership of the ordinary shares of the Company that are, or may be deemed to be, beneficially owned by Trident PF or Trident ESC, and Trident PF and Trident ESC each disclaims beneficial ownership of the ordinary shares of the Company that are, or may be deemed to be, beneficially owned by Trident II. Trident PF and Trident ESC are not affiliated and each disclaims beneficial ownership of the ordinary shares of the Company that are, or may be deemed to be, beneficially owned by the other.

(3)	Includes 4,515 restricted share units of the Company received in the Merger in exchange for 4,515 restricted stock units of The Enstar Group, Inc. The principal address for Mr. Flowers is 717 Fifth Ave., 26th floor, New York, NY 10022.

(4)	Includes 17,468 ordinary shares held directly by Mr. O’Shea and 708,775 ordinary shares held by the Elbow Trust. Mr. O’Shea and his immediate family are the sole beneficiaries of the Elbow Trust. The trustee of the Elbow Trust is RHTCBV.

(5)	Includes 2,534 ordinary shares held directly by Mr. Packer and 708,775 ordinary shares held by the Hove Trust. Mr. Packer and his immediate family are the sole beneficiaries of the Hove Trust. The trustee of the Hove Trust is RHTCBV.

(6)	Includes 3,168 ordinary shares held directly by Mr. Oros and 200,000 ordinary shares indirectly owned by Mr. Oros through Brittany Ridge Investment Partners, L.P., of which 62,500 ordinary shares are pledged in a brokerage margin account.

(7)	Includes 156,901 ordinary shares held directly by Mr. Frazer and 150,000 ordinary shares indirectly owned by Mr. Frazer through Frazer Holdings, L.P.

(8)	Includes 32,300 ordinary shares held directly by Mr. Davis, 3,100 ordinary shares held by Mr. Davis’ wife, 17,200 ordinary shares held in trust, 81,025 shares held in a private foundation for which Mr. Davis has voting and investment power, but is not a beneficiary, 600 ordinary shares held indirectly by Mr. Davis through T. Wayne Davis PA, 500 ordinary shares held indirectly by Mr. Davis through Redwing Land Company, 1,000 ordinary shares held indirectly by Mr. Davis through Redwing Properties Inc., 1,000 ordinary shares held in a SEP, 1,500 ordinary shares held in an IRA, and 14,146 restricted share units of the Company received in the Merger in exchange for 14,146 restricted stock units of The Enstar Group, Inc.

(9)	Includes 17,460 ordinary shares that are issued, but remain subject to certain vesting restrictions.

(10)	Includes 14,922 restricted share units of the Company received in the Merger in exchange for 14,922 restricted stock units of The Enstar Group, Inc.

(11)	Includes 1,304 restricted share units of the Company received in the Merger in exchange for 1,304 restricted stock units of The Enstar Group, Inc.

(12)	Includes 1,383 restricted share units of the Company received in the Merger in exchange for 1,383 restricted stock units of The Enstar Group, Inc.

(13)	See footnotes 1 and 3 through 11.

EXECUTIVE OFFICERS

The table below sets forth certain information concerning our executive officers:

Name	Age	Position(s)

Dominic F. Silvester(1)	46	Chief Executive Officer and Director
Paul J. O’Shea(1)	49	Executive Vice President, Joint Chief Operating Officer and Director
Nicholas A. Packer(1)	44	Executive Vice President, Joint Chief Operating Officer and Director
Richard J. Harris	45	Chief Financial Officer

(1)	Biography available above under “Proposal One — Election of Directors.”

Richard J. Harris has served as the Chief Financial Officer of the Company since May 2003. From 2000 until April 2003, Mr. Harris served as Managing Director of RiverStone Holdings Limited & Subsidiary Companies, the European run-off operations of Fairfax Financial Holdings Limited. As Managing Director, he was responsible for all operational activities, including claims oversight, reinsurance collections, commutations and litigation. Previously, he served as the Chief Financial Officer of Sphere Drake Group and in the auditing group of the Bermuda office of Deloitte & Touche.

Effective as of the closing of the Merger on January 31, 2007, John J. Oros, 60, became the Executive Chairman and a director of the Company. Mr. Oros’ biography is available above under “Proposal No. 1 — Election of Directors.”

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

During 2006, the Compensation Committee of our Board of Directors was comprised of two members of our Board of Directors. The compensation committee’s basic responsibility was to review the performance of our management in achieving corporate goals and objectives and to ensure that our executive officers are compensated effectively in a manner consistent with our strategy and compensation practices. Toward that end, the compensation committee oversaw, reviewed and administered all of our compensation, equity and employee benefit plans and programs applicable to executive officers.

Following completion of the Merger on January 31, 2007, our compensation committee was reconstituted to be comprised of three independent directors. This new committee will be responsible going forward for establishing the philosophy and objectives of our compensation programs, designing and administering the various elements of our compensation programs and assessing the performance of our executive officers and the effectiveness of our compensation programs in achieving their objectives. Many of the concepts discussed below may evolve as our new compensation committee begins its work in 2007 and as we adjust to being a company registered under the Exchange Act and traded on the Nasdaq Global Select Market.

Compensation Philosophy and Objectives

As a quickly growing company, we operate in an extremely competitive and rapidly changing industry. We believe that the skill, talent, judgment and dedication of our executive officers are critical factors affecting the long-term value of our company. Therefore, our goal is to maintain an executive compensation program that will fairly compensate our executives, attract and retain qualified executives who are able to contribute to our long-term success, induce performance consistent with clearly defined corporate goals and align our executives’ long-term interests with those of our shareholders. As a private company during 2006, we did not identify specific metrics or goals against which we measured the performance of our executive officers. Our decisions on compensation for our executive officers were based primarily upon our assessment of each individual’s performance. We relied upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. Factors affecting our judgment include the nature and scope of the executive’s responsibilities and effectiveness in leading our initiatives to achieve corporate goals.

For the fiscal year ended December 31, 2006, Mr. Silvester, our Chief Executive Officer, as the manager of the members of the executive team, assessed the individual contribution of each member of the executive team, other than himself, and, where applicable, made a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus, and share awards under the 2006-2010 Annual Incentive Compensation Program. The compensation committee evaluated, discussed and modified or approved these recommendations and conducted a similar evaluation of Mr. Silvester’s contributions to the Company.

During 2007 and beyond, our objective will be to provide overall compensation that is appropriate given our business model and other criteria to be established by the compensation committee. Some of the elements of the overall compensation program are expected to include competitive base salaries, short-term cash incentives and long-term incentives in the form of options to purchase ordinary shares or share awards.

We expect that our Chief Executive Officer, as the manager of the members of the executive team, will continue to assess the individual contributions of the executive team and make a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus and options to purchase ordinary shares or share awards. The compensation committee will then evaluate, discuss and modify or approve these recommendations and conduct a similar evaluation of the Chief Executive Officer’s contributions to corporate goals and achievement of individual goals.

Role of Executive Officers and Compensation Consultant

Our Chief Executive Officer and Chief Financial Officer support the compensation committee in its work by providing information relating to our financial plans, performance assessments of our executive officers and other personnel-related data. In addition, the committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. The compensation committee has not, to date, engaged any third-party consultant to assist it in performing its duties, though it may elect to do so in the future.

Principal Elements of Executive Compensation

Our executive compensation program currently consists of the three components discussed below. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the relevant factors associated with each executive are reviewed on a case-by-case basis to determine the appropriate level and mix of compensation.

Base Salaries.  The salaries of our Chief Executive Officer and our other executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation for similar positions based on information available to the compensation committee. We believe that our base salary levels are consistent with levels necessary to achieve our compensation objective, which is to maintain base salaries competitive with the market. We believe that below-market compensation could, in the long run, jeopardize our ability to retain our executive officers. Due to the competitive market for highly qualified employees in our industry and our geographic location, we may choose to set our cash compensation levels at the higher end of the market in the future. Any base salary adjustments are expected to be based on competitive conditions, market increases in salaries, individual performance, our overall financial results and changes in job duties and responsibilities.

Annual Incentive Compensation.  We maintain an annual incentive plan, the purpose of which is to set aside a portion of net after-tax profits to be allocated among our executive officers. The annual incentive plan is designed to reward performance that furthers key corporate goals and aligns the interests of management with our financial performance. The allocation of the annual incentive plan pool among our executive officers is the responsibility of the compensation committee and is determined on the basis of individual performance, as determined by the compensation committee and the Chief Executive Officer. For the year ended December 31, 2006, we awarded cash bonuses to our executive officers in the amounts set forth below:

Executive Officer	Cash Bonus Amount

Dominic F. Silvester	$937,508
Paul J. O’Shea	$937,508
Nicholas A. Packer	$750,046
Richard J. Harris	$750,046

Long-Term Incentive Compensation.  The Company has established the 2006 Equity Incentive Plan to provide employees of the Company long-term incentive compensation in the form of share ownership, which we believe is in line with our objective of aligning the interests of management with our long-term performance. The Equity Incentive Plan is administered by the compensation committee. The compensation committee currently expects that the majority of shares available for issuance under the Equity Incentive Plan will be used for the purpose of granting bonus shares, which are issued in lieu of all or a portion of the cash bonus payments under the annual incentive plan. Other awards under the Equity Incentive Plan may be made at varying times and in varying amounts in the discretion of the compensation committee.

For the year ended December 31, 2006, we awarded bonus shares to our executive officers in the amounts set forth below:

Bonus Shares
Executive Officer	Awarded

Dominic F. Silvester	3,168
Paul J. O’Shea	3,168
Nicholas A. Packer	2,534
Richard J. Harris	2,534

The bonus shares awarded to our executive officers were immediately vested. The shares are, however, subject to a one-year restriction on transfer.

Share Ownership Guidelines

We currently do not require our directors or executive officers to own a particular amount of our ordinary shares, nor do we have a policy regarding hedging the economic risk of such ownership. The compensation committee is satisfied that the equity holdings among our directors and executive officers are sufficient at this time to provide motivation and to align this group’s interests with our long-term performance.

Perquisites

Our executive officers participate in the same group insurance and employee benefit plans as our other salaried employees. In addition, our executive officers generally receive housing allowances and certain other benefits that are described in the Summary Compensation Table on page 20.

Post-Termination Protection and Change in Control

We have entered into employment agreements with Messrs. Silvester, Oros, O’Shea, Packer and Harris. Each such agreement provides for accelerated vesting of equity in the event that we are subject to a change in control and the executive officer’s employment terminates for specified reasons. See “Employment Agreements” below for a summary of these employment agreements. The terms of each employment agreement reflect arm’s length negotiations between us and the executive officer. In addition, our 2006 Equity Incentive Plan and our 2006 —

2010 Annual Incentive Compensation Program provide that our executive officers receive certain benefits upon a change in control. These benefits are described below in “Potential Payments Upon Termination or Change in Control.” The basis for the change in control provisions in both the employment agreements and the incentive plans is that they are consistent with customary industry practice and competitive in the marketplace.

Financial Restatements

The compensation committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash- or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our compensation committee believes that this issue is best addressed when the need actually arises, when all of the facts regarding the restatement are known.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct from our U.S. source income in any one year with respect to our Chief Executive Officer, our Chief Financial Officer and each of our next three most highly paid executive officers. As a Bermuda-based company with limited U.S. source income, this limitation has not historically impacted our decisions regarding executive compensation.

We account for equity compensation paid to our employees under the rules of SFAS 123(R), which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Summary

The compensation committee believes that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our executive officers’ interests with those of our shareholders. The compensation committee also believes that the compensation of our executives is both appropriate and responsive to the goal of improving shareholder value.

Compensation Committee Report

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and discussions, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report in Form 10-K filed with the SEC for the fiscal year ended December 31, 2006.

T. Wayne Davis, Chairperson
T. Whit Armstrong
Gregory L. Curl

Summary Compensation Table

The following table sets forth compensation earned in fiscal 2006 by our Chief Executive Officer, our Chief Financial Officer, and the next two most highly compensated executive officers who were serving as of December 31, 2006. These individuals are referred to in this proxy statement as the “named executive officers.”

					All Other
		Salary	Bonus	Stock	Compensation		Total
Name and Principal Position	Year	($)	($)	Awards ($)(1)	($)		($)

Dominic F. Silvester	2006	$550,295	$937,508	$312,492	$726,905	(2)	$2,527,200
Chief Executive Officer and Director
Paul J. O’Shea	2006	$427,388	$937,508	$312,492	$157,250	(3)	$1,834,638
Executive Vice President, Joint Chief Operating Officer and Director
Nicholas A. Packer	2006	$428,935	$750,046	$249,954	$231,956	(4)	$1,660,891
Executive Vice President, Joint Chief Operating Officer and Director
Richard J. Harris	2006	$384,375	$750,046	$747,331	$100,949	(5)	$1,982,701
Chief Financial Officer

(1)	Represents bonus shares awarded in March 2007 pursuant to the Annual Incentive Plan and issued pursuant to the Equity Incentive Plan as follows: Mr. Silvester, 3,168 shares; Mr. O’Shea, 3,168 shares; Mr. Packer, 2,534 shares and Mr. Harris, 2,534 shares. The shares were immediately vested, therefore the values shown represent the number of shares multiplied by the closing price of our ordinary shares on the award date. The shares are, however, subject to a one-year restriction on transfer. In the case of Mr. Harris, also includes 6,517 restricted shares that vested immediately upon their grant in May 2006, valued at $76.32 per share. See paragraph c of Note 12 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for information regarding the value of restricted shares. Each of the 6,517 ordinary shares granted to Mr. Harris are subject to a one-year restriction on transfer pursuant to the terms of our recapitalization, which restriction lapses on January 31, 2008.

(2)	Represents housing allowance ($76,500), reimbursement of relocation costs ($494,110), personal financial planning ($48,621), reimbursement under Mr. Silvester’s employment agreement for one trip for his family to/from Bermuda each calendar year ($50,809), cash payment in lieu of retirement benefit contribution ($42,375), payroll tax gross-ups ($11,163) and club dues ($3,327).

(3)	Represents housing allowance ($102,000), cash payment in lieu of retirement benefit contribution ($42,739), payroll tax gross-ups ($11,163) and social insurance tax gross-ups ($1,348).

(4)	Represents housing allowance ($76,500), reimbursement of relocation costs ($110,956), cash payment in lieu of retirement benefit contribution ($33,000), payroll tax gross-ups ($11,163) and club dues ($337).

(5)	Represents housing allowance ($50,000), cash payment in lieu of retirement benefit contribution ($38,438), payroll tax gross-ups ($11,163) and social insurance tax gross-ups ($1,348).

Grants of Plan-Based Awards in 2006

The following table provides information regarding plan-based awards granted during fiscal 2006. The bonus share awards disclosed above in the Stock Awards column of the Summary Compensation Table were awarded in March 2007 in recognition of services provided by the named executive officers during 2006 and, therefore, are not included in this table.

			All Other Stock
			Awards: Number	Grant Date Fair
	Grant	Award	of Shares of	Value of Stock and
Name	Date(1)	Date(2)	Stock of Units (#)	Option Awards(3)

Dominic F. Silvester	—	—	0	—
Paul J. O’Shea	—	—	0	—
Nicholas A. Packer	—	—	0	—
Richard J. Harris	5/23/06	5/20/06	6,517	$497,377

(1)	Date of issuance of shares.

(2)	Date award was approved by the Board of Directors.

(3)	Based on a value of $76.32 per share. See paragraph c of Note 12 of Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for information regarding the value of restricted shares.

Employment Agreements with Executive Officers

During 2006, we had employment agreements with Messrs. Silvester, O’Shea and Packer. Upon completion of the Merger, on January 31, 2007, we and our wholly-owned subsidiary, Castlewood (US) Inc. (“Castlewood US”), entered into an employment agreement with Mr. Oros pursuant to which Mr. Oros become our Executive Chairman. On April 27, 2007, we entered into new employment agreements with Messrs. Silvester, O’Shea, Packer and Oros, which are effective as of May 1, 2007 and replace their current agreements. In addition, we entered into an employment agreement with Richard J. Harris on April 27, 2007, effective as of May 1, 2007.

Dominic F. Silvester

Pursuant to his employment agreement, Mr. Silvester serves as the Chief Executive Officer of the Company and his initial term of service is five years (ending May 1, 2012). After the initial term ends, the agreement will renew for additional one-year periods unless either party gives prior written notice to terminate the agreement.

Under the employment agreement, Mr. Silvester is entitled to an annual base salary of $600,000 and is eligible for incentive compensation under the Company’s incentive compensation programs.

Mr. Silvester is also entitled to certain employee benefits, including (i) a housing allowance of $8,500 per month, (ii) a life insurance policy in the amount of five times his base salary, (iii) medical and dental insurance for Mr. Silvester, his spouse and any dependents, (iv) long-term disability insurance, (v) payment of an amount equal to 10% of his base salary each year in lieu of a retirement benefit contribution, and (vi) reimbursement for one trip for his family to/from Bermuda each calendar year. In addition, in 2006 Mr. Silvester was entitled to be reimbursed for moving expenses incurred by him in moving his residence from the United Kingdom. To the extent required, the amount of these benefits paid to Mr. Silvester for the year ended December 31, 2006 are reflected in the “All Other Compensation” column of the Summary Compensation Table above. Mr. Silvester’s employment agreement also provides for certain benefits upon termination of his employment for various reasons, as described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Under the terms of his employment agreement, Mr. Silvester agreed not to compete with the Company for the term of the employment agreement and, if his employment with the Company is terminated before the end of the initial five-year term, for a period of eighteen months after his termination of employment.

Paul J. O’Shea

Pursuant to his employment agreement, Mr. O’Shea serves as an Executive Vice President of the Company and his initial term of service is five years (ending May 1, 2012). After the initial term ends, the agreement will renew for additional one-year periods unless either party gives prior written notice to terminate the agreement.

Under the employment agreement, Mr. O’Shea is entitled to an annual base salary of $465,000 and is eligible for incentive compensation under the Company’s incentive compensation programs.

Mr. O’Shea is also entitled to certain employee benefits, including (i) a housing allowance of $8,500 per month, (ii) a life insurance policy in the amount of five times his base salary, (iii) medical and dental insurance for Mr. O’Shea, his spouse and any dependents, (iv) long-term disability insurance, and (v) payment of an amount equal to 10% of his base salary each year in lieu of a retirement benefit contribution. To the extent required, the amount of these benefits paid to Mr. O’Shea for the year ended December 31, 2006 are reflected in the “All Other Compensation” column of the Summary Compensation Table above. Mr. O’Shea’s employment agreement also provides for certain benefits upon termination of his employment for various reasons, as described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Under the terms of his employment agreement, Mr. O’Shea agreed to not compete with the Company for the term of the employment agreement and, if his employment with the Company is terminated before the end of the initial five-year term, for a period of eighteen months after his termination of employment.

Nicholas A. Packer

Pursuant to his employment agreement, Mr. Packer serves as an Executive Vice President of the Company and his initial term of service is five years (ending May 1, 2012). After the initial term ends, the agreement will renew for additional one-year periods unless either party gives prior written notice to terminate the agreement.

Under the employment agreement, Mr. Packer is entitled to an annual base salary of $465,000 and is eligible for incentive compensation under the Company’s incentive compensation programs.

Mr. Packer is also entitled to certain employee benefits, including (i) a housing allowance of $8,500 per month, (ii) a life insurance policy in the amount of five times his base salary, (iii) medical and dental insurance for Mr. Packer, his spouse, and any dependents, (iv) long-term disability insurance, (v) payment of an amount equal to 10% of his base salary each year in lieu of a retirement benefit contribution, and (vi) reimbursement for one trip for his family to/from Bermuda each calendar year. In addition, in 2006 Mr. Packer was entitled to be reimbursed for moving expenses incurred by him in moving his residence from the United Kingdom. To the extent required, the amount of these benefits paid to Mr. Packer for the year ended December 31, 2006 are reflected in the “All Other Compensation” column of the Summary Compensation Table above. Mr. Packer’s employment agreement also provides for certain benefits upon termination of his employment for various reasons, as described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Under the terms of his employment agreement, Mr. Packer agreed to not compete with the Company for the term of the employment agreement and, if his employment with the Company is terminated before the end of the initial five-year term, for a period of eighteen months after his termination of employment.

Richard J. Harris

Pursuant to his employment agreement, Mr. Harris serves as the Chief Financial Officer of the Company and his initial term of service is five years (ending May 1, 2012). After the initial term ends, the agreement will renew for additional one-year periods unless either party gives prior written notice to terminate the agreement.

Under the employment agreement, Mr. Harris is entitled to an annual base salary of $415,000 and is eligible for incentive compensation under the Company’s incentive compensation programs.

Mr. Harris is also entitled to certain employee benefits, including (i) a housing allowance of $4,167 per month, (ii) a life insurance policy in the amount of five times his base salary, (iii) medical and dental insurance for Mr. Harris, his spouse, and any dependents, (iv) long-term disability insurance, and (v) payment of an amount equal to 10% of his base salary each year in lieu of a retirement benefit contribution. To the extent required, the amount of these benefits paid to Mr. Harris for the year ended December 31, 2006 are reflected in the “All Other Compensation” column of the Summary Compensation Table above. Mr. Harris’s employment agreement also provides for certain benefits upon termination of his employment for various reasons, as described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Under the terms of his employment agreement, Mr. Harris agreed to not compete with the Company for the term of the employment agreement and, if his employment with the Company is terminated before the end of the initial five-year term, for a period of eighteen months after his termination of employment.

John J. Oros

Pursuant to his employment agreement, Mr. Oros serves as an Executive Chairman of both the Company and Castlewood US. His initial term of service is five years (ending May 1, 2012). After the initial term ends, the agreement will renew for additional one-year periods unless either party gives prior written notice to terminate the agreement.

Under the employment agreement, Mr. Oros is entitled to an annual base salary of $300,000 and is eligible for incentive compensation under the Company’s or Castlewood US’s incentive compensation programs.

Mr. Oros is also entitled to certain employee benefits, including (i) a life insurance policy in the amount of five times his base salary, (ii) medical and dental insurance for Mr. Oros, his spouse and any dependents under Castlewood US’s plans, (iii) long-term disability insurance, and (iv) payment from Castlewood US of an amount equal to 10% of his base salary each year in lieu of a retirement benefit contribution. Mr. Oros’ employment agreement also provides for certain benefits upon termination of his employment for various reasons.

Under the terms of his employment agreement, Mr. Oros agreed to not compete with the Company for the term of the employment agreement and, if his employment with the Company is terminated before the end of the initial five-year term, for a period of eighteen months after his termination of employment.

2006 Enstar Group Limited Equity Incentive Plan

On September 15, 2006, the Board of Directors and shareholders adopted the Enstar Group Limited 2006 Equity Incentive Plan, or the Equity Incentive Plan, which reserves 1,200,000 ordinary shares for issuance pursuant to awards granted under the Equity Incentive Plan. The Equity Incentive Plan provides that awards may be granted to participants in any of the following forms, subject to such terms, conditions and provisions as the compensation committee may provide: (i) incentive stock options, or ISOs, (ii) nonstatutory stock options, or NSOs, (iii) stock appreciation rights, or SARs, (iv) restricted share awards, (v) restricted share units, or RSUs, (vi) bonus shares and (vii) dividend equivalents. The maximum aggregate number of ordinary shares subject to each of the following types of awards granted to an employee during any calendar year under the plan is 120,000 shares: options, SARs, restricted share awards and RSUs with performance-based vesting criteria. In addition, the aggregate number of bonus shares granted to an employee under the plan may not exceed 120,000. The compensation committee has broad authority to administer the plan, including the authority to select plan participants, determine when awards will be made, determine the type and amount of awards, determine any limitations, restrictions or conditions applicable to each award, and determine the terms of any agreement or other document that evidences an award.

Enstar Group Limited 2006-2010 Annual Incentive Compensation Program

On September 15, 2006, the Board of Directors and shareholders adopted the Enstar Group Limited 2006-2010 Annual Incentive Compensation Program, or the Annual Incentive Plan. The purpose of the Annual Incentive Plan, which is administered by the compensation committee, is to motivate certain officers, directors and employees of the Company and its subsidiaries to grow our profitability. The Annual Incentive Plan provides for the annual grant of bonus compensation, or a bonus award, to certain of officers and employees of the Company and its subsidiaries, including our senior executive officers. The aggregate amount available for bonus awards for each calendar year from 2006 through 2010 will be determined by the compensation committee based on a percentage of our consolidated net after-tax profits, which for the fiscal year ended December 31, 2006 amounted to $82.3 million. The percentage will be

15% unless the compensation committee exercises its discretion to change the percentage no later than 30 days after the last day of the calendar year. The compensation committee determines, in its sole discretion, the amount of the bonus award paid to each participant. For the fiscal year ended December 31, 2006, the aggregate amount of bonus awards available under the Annual Incentive Plan was $14.5 million, or 15% of our net after-tax profits.

Bonus awards are payable in cash, ordinary shares or a combination of both. Ordinary shares issued in connection with a bonus award will be issued pursuant to the terms and subject to the conditions of the Equity Incentive Plan, and the number of shares issued will be determined based on the fair market value of ordinary shares for the thirty calendar days preceding the grant of ordinary shares as a bonus award.

In March 2007, the compensation committee awarded bonus awards to participants in the Annual Incentive Plan in recognition of services performed during fiscal 2006. The awards to the named executive officers were paid through a combination of cash and bonus shares granted pursuant to the Equity Incentive Plan as follows: Mr. Silvester, $1.25 million ($937,508 in cash and 3,168 bonus shares); Mr. O’Shea, $1.25 million ($937,508 in cash and 3,168 bonus shares); Mr. Packer, $1.0 million ($750,046 in cash and 2,534 bonus shares); and Mr. Harris, $1.0 million ($750,046 in cash and 2,534 bonus shares).

Retirement Benefits

We maintain retirement plans and programs for our employees in Bermuda, the United Kingdom and the United States.

The Company does not maintain a formal retirement plan for those Bermuda employees who are work permit holders. Instead, the Company pays out on an annual basis to employees, including each of Messrs. Silvester, O’Shea, Packer and Harris, an amount equal to 10% of their base salaries in lieu of a retirement benefit contribution. The amounts paid to Messrs. Silvester, O’Shea, Packer and Harris are included in the amounts shown in the “All Other Compensation” column of the Summary Compensation Table above.

The United Kingdom operates a Group Personal Pension Plan with a United Kingdom life assurance company into which the Company contributes monthly an amount equal to 10% of the employees’ base pre-tax salary. In addition, the employee may make personal contributions to the plan. The plan is a defined contribution plan and remains the property of the employee who has discretion over investment choices within their individual plan. The plan is fully portable should the employee cease to by employed by the Company. None of our named executive officers participates in this plan.

In the United States, our subsidiary, Castlewood (US), maintains a 401(k) & Savings Plan, under which employees may contribute a portion of their earnings on a tax-deferred basis and we may make matching contributions. We may also make profit sharing contributions on a discretionary basis. None of our named executive officers participates in this plan, however, Mr. Oros may elect to participate in this plan in the future.

Additional Benefits

We provide Messrs. Silvester, O’Shea, Packer and Harris with a housing allowance, which amounted to $8,500 per month for each of Messrs. Silvester, O’Shea and Packer and $4,167 per month for Mr. Harris for the fiscal year ended December 31, 2006. The housing allowances are included in the amounts shown for Messrs. Silvester, O’Shea, Packer and Harris in the “All Other Compensation” column of the Summary Compensation Table above.

The Bermudan government imposes payroll taxes and social insurance taxes as a percentage of the employee’s salary, a portion of which is the employer’s responsibility and a portion of which may be charged to the employee. We pay the employee’s share of these taxes for all of our employees, including executive officers. This amount is included in the “All Other Compensation” column of the Summary Compensation Table above for all of our executive officers who are subject to these taxes.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table sets forth information regarding all outstanding equity awards held by the named executive officers at December 31, 2006.

	Stock Awards
		Market Value of Shares or
	Number of Shares That	Units of Stock That Have
	Have Not Vested	Not Vested
Name	(#)	($)

Dominic F. Silvester	0	—
Paul J. O’Shea	0	—
Nicholas A. Packer	0	—
Richard J. Harris	26,190 (1)	$1,998,821 (2)

(1)	The remaining restricted shares vest in three equal installments on April 7, 2007, 2008 and 2009.

(2)	Based on a value of $76.32 per share. See paragraph c of Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for information regarding the value of restricted shares. The unvested shares had an aggregate value of $2,743,403 based on the closing price of the Company’s ordinary shares of $104.75 on February 1, 2007, the date the Company’s ordinary shares commenced trading on the Nasdaq Global Select Market.

Option Exercises and Stock Vested in 2006

The following table sets forth information regarding all exercises of options to purchase ordinary shares by or vesting of restricted shares held by the named executive officers during the 2006 fiscal year.

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	($)

Dominic F. Silvester	0	—
Paul J. O’Shea	0	—
Nicholas A. Packer	0	—
Richard J. Harris	8,730	666,274 (1)

(1)	Based on a value of $76.32 per share. See paragraph c of Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for information regarding the value of restricted shares. The shares had an aggregate value of $914,468 based on the closing price of the Company’s ordinary shares of $104.75 on February 1, 2007, the date the Company’s ordinary shares commenced trading on the Nasdaq Global Select Market.

Potential Payments Upon Termination or Change in Control

This section describes payments that would be made to our named executive officers upon a change in control of the Company or following termination of employment. In the first part of this section, we describe benefits under general plans that apply to any executive officer participating in those plans. We then describe specific benefits to which each named executive officer is entitled, along with estimated amounts of benefits assuming termination for specified reasons as of December 29, 2006, the last business day of the fiscal year.

2006 Equity Incentive Plan

We maintain the Equity Incentive Plan, as described above, in the narrative following the Summary Compensation Table and the Grant of Plan-Based Awards Table. Under the Equity Incentive Plan, upon the occurrence of a change in control, executive officers receive the following benefits:

•	each option and stock appreciation right then outstanding becomes immediately exercisable, and remains exercisable throughout its entire term, unless exercised, cashed out, or replaced;

•	restricted shares and restricted share units immediately vest; and

•	any target performance goals or payout opportunities attainable under all outstanding awards of restricted stock, performance units and performance shares are deemed to have been fully attained.

In addition, restricted shares and options granted under the Equity Incentive Plan generally vest fully upon an executive officer’s retirement, death or disability. Upon termination of employment due to retirement, death or disability, an optionee has either one year or until the expiration date of the options (whichever occurs first) to exercise any vested options. Optionees generally have either three months or until the expiration date of the options (whichever occurs first) to exercise their options upon any other termination of employment other than termination for cause, in which case all options terminate immediately. In addition, the compensation committee may require an optionee to disgorge any profit, gain or other benefit received in respect of the exercise of any awards for a period of up to 12 months prior to optionee’s termination for cause. Retirement is defined under the Equity Incentive Plan as termination of employment after attainment of age 65 and completion of a period of service as the compensation committee shall determine from time to time. Disability is defined as within the meaning of Section 22(e)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

Under the Equity Incentive Plan, a “change in control” occurs if:

•	a person, entity or “group” (other than the Company, its subsidiaries, an employee benefit plan of the Company or its subsidiaries which acquires ownership of voting securities of the Company) required to file a Schedule 13D or Schedule 14D-1 under the Exchange Act becomes the beneficial owner of 50% or more of either our then outstanding ordinary shares or the combined voting power of our outstanding voting securities entitled to vote generally in the election of directors;

•	our Board is no longer composed of a majority of individuals who were either members as of the date the Equity Incentive Plan was adopted, or whose appointment, election or nomination for election was approved by a majority of the directors then comprising the incumbent board (other than someone who becomes a director in connection with an actual or threatened election contest);

•	our shareholders approve a reorganization, merger or consolidation by reason of which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities entitled to vote generally in the election of directors; or

•	our shareholders approve a complete liquidation or dissolution of Enstar Group Limited, or the sale, transfer, lease or other disposition of all or substantially all of our assets, and such transaction is consummated.

2006 — 2010 Annual Incentive Compensation Program

In addition to the Equity Incentive Plan, we also maintain the Annual Incentive Plan. Under the Annual Incentive Plan, a change in control affects the measurement period for the executive officers’ bonuses under such program. The measurement period to determine bonuses for executive officers is the calendar year; however, in the event of a change in control, the measurement period begins on the first day of the calendar year and ends on the date of the change in control, thus, bonuses earned up to that date are paid out sooner than they otherwise would be. A change in control under the Annual Incentive Plan is defined to be the same as a change in control under the executive officers’ employment agreement (described below), or if the officer does not have an employment agreement, a change in control is defined the same as a change in control under the Equity Incentive Plan (described above).

Mr. Silvester

In addition to the benefits described above for all executive officers, Mr. Silvester is entitled to certain other benefits under his employment agreement upon termination of his employment. Upon termination for any reason, Mr. Silvester is entitled to any salary, bonuses, expense reimbursement and similar amounts earned but not yet paid. We also provide Mr. Silvester with a supplemental life insurance policy to pay a benefit of five times his base salary upon death.

If Mr. Silvester’s employment terminates as a result of his death, Mr. Silvester’s employment agreement automatically terminates, and his designated beneficiary or legal representatives are entitled to:

•	a lump sum payment in the amount of five times Mr. Silvester’s base salary upon his death under the life insurance policy maintained by the Company;

•	for the year in which Mr. Silvester’s employment terminates, provided that the Company achieves the performance goals, if any, established in accordance with any incentive plan in which Mr. Silvester participates, an amount equal to the bonus that Mr. Silvester would have received had he been employed by the Company for the full year, reduced on a pro rata basis to reflect the amount of calendar days during the year that he was employed; and

•	continued medical benefits coverage under the employment agreement for his spouse and dependents for a period of 36 months following his death.

Either Mr. Silvester or we may terminate his employment agreement if Mr. Silvester becomes disabled, by providing 30 days’ prior written notice to the other party. Under his employment agreement, disability means Mr. Silvester has been unable to substantially perform his duties due to physical or mental incapacity for 120 days during any period of 150 consecutive days. If Mr. Silvester’s employment ends because of disability, then Mr. Silvester is entitled to (i) medical benefits for himself for 36 months following termination, (ii) his base salary for a period of 36 months (with base salary payments being offset by any payments to Mr. Silvester under disability insurance policies paid for by the Company), and (iii) for the year in which Mr. Silvester’s employment terminates because of disability, provided that the Company achieves the performance goals, if any, established in accordance with any incentive plan in which Mr. Silvester participates, an amount equal to the bonus that Mr. Silvester would have received had he been employed by the Company for the full year, reduced on a pro rata basis to reflect the amount of calendar days during the year that he was employed.

If we terminate Mr. Silvester’s employment agreement for “cause,” or if Mr. Silvester voluntarily terminates his employment agreement with us without “good reason,” the Company shall not be obligated to make any payments to Mr. Silvester other than amounts that have been fully earned by, but not yet paid to, Mr. Silvester.

Under the employment agreement, “cause” means (i) fraud or dishonesty in connection with his employment that results in a material injury to Company, (ii) Mr. Silvester’s conviction of any felony or crime involving fraud or misrepresentation or (iii) a specific material and continuing failure of Mr. Silvester to perform his duties (other than death or disability) following written notice and failure by Mr. Silvester to cure such failure within 30 days, or (iv) a specific material and continuing failure of Mr. Silvester to follow reasonable instructions of the Board of Directors following written notice and failure by Mr. Silvester to cure such failure within 30 days.

Under the employment agreement, “good reason” means (i) a material breach by the Company of our obligations under the agreement, (ii) the relocation of Mr. Silvester’s principal business office outside of Bermuda without his consent, or (iii) any material reduction in Mr. Silvester’s duties or authority.

If we terminate Mr. Silvester’s employment without cause, if Mr. Silvester terminates his employment with good reason or if we or Mr. Silvester terminate his employment within one year after a change in control (as defined above under “Potential Payments upon Termination or Change in Control — 2006 Equity Incentive Plan”) has occurred, then Mr. Silvester is entitled to:

•	any amounts (including salary, bonuses, expense reimbursement, etc.) that have been fully earned by, but not yet paid to, Mr. Silvester as of the date of termination;

•	a lump sum amount equal to three times Mr. Silvester’s base salary;

•	continued medical benefits coverage for Mr. Silvester, his spouse and dependents at Company’s expense for 36 months;

•	each outstanding equity incentive award granted to Mr. Silvester before, on or within three years of January 31, 2007 shall become immediately vested and exercisable on the date of such termination; and

•	for the year in which Mr. Silvester’s employment terminates, provided that the Company achieves any performance goals established in accordance with any incentive plan in which Mr. Silvester participates, an amount equal to the bonus that Mr. Silvester would have received had he been employed by the Company for the full year.

Mr. Silvester is also subject to non-competition restrictions and provisions prohibiting solicitation of our employees and our customers, each during the five-year term of the employment and if Mr. Silvester fails to remain employed through the five-year term, for a period of 18 months after termination of the agreement, along with ongoing confidentiality and non-disparagement requirements.

The following table sets forth the termination and/or change in control benefits payable to Mr. Silvester under the benefits applicable to all executive officers, as well as under Mr. Silvester’s employment agreement dated April 27, 2007 and effective on May 1, 2007, assuming termination of employment on December 29, 2006. With the exception of insured benefits, all payments will be made by us.

		Executive
		Termination for
		Good Reason, Company
	Executive	Termination Without
	Voluntary	Cause, or Termination
	Termination or	by Executive or
Executive Benefits	Company	Company Within
and Payments	Termination for	One Year After a
Upon Termination	Cause(1)	Change in Control		Death		Disability

Base Salary	$—	$1,800,000	(2)	$—		$1,800,000	(3)
Bonus(4)	—	1,250,000		1,243,151		1,243,151
Medical Benefits(5)	—	33,979		33,979		33,979
Life Insurance	—	—		3,000,000	(6)	—

TOTAL	$—	$3,083,979		$4,277,130		$3,077,130

(1)	Upon termination, Mr. Silvester would be entitled to all amounts (including salary, bonus, expense reimbursement, etc.) that have been fully earned by, but not yet paid to, him on the date of termination.

(2)	Lump sum payment equal to three times base salary.

(3)	In addition to amounts of base salary earned, but not yet paid, Mr. Silvester would be entitled to receive his annual base salary for a period of 36 months, payable in accordance with our regular payroll practices, offset by any amounts payable under disability insurance policies paid for by the Company.

(4)	Bonus calculations are based on the bonus awarded to Mr. Silvester for the fiscal year ended December 31, 2006, which amount was paid in 2007.

(5)	Value of continued coverage under medical plans for Mr. Silvester and his family assumes continuation of premiums paid by us as of December 31, 2006 for the maximum coverage period of 36 months.

(6)	Amount payable under a life insurance policy maintained by the Company.

Mr. O’Shea

In addition to the benefits described above for all executive officers, Mr. O’Shea is entitled to certain other benefits under his employment agreement upon termination of his employment. Upon termination for any reason, Mr. O’Shea is entitled to any salary, bonuses, expense reimbursement and similar amounts earned but not yet paid. We also provide Mr. O’Shea with a supplemental life insurance policy to pay a benefit of five times his base salary upon death.

If Mr. O’Shea’s employment terminates as a result of his death, Mr. O’Shea’s employment agreement automatically terminates, and his designated beneficiary or legal representatives are entitled to:

•	a lump sum payment in the amount of five times Mr. O’Shea’s base salary upon his death under the life insurance policy maintained by the Company;

•	for the year in which Mr. O’Shea’s employment terminates, provided that the Company achieves the performance goals, if any, established in accordance with any incentive plan in which Mr. O’Shea participates, an amount equal to the bonus that Mr. O’Shea would have received had he been employed by the Company for the full year, reduced on a pro rata basis to reflect the amount of calendar days during the year that he was employed; and

•	continued medical benefits coverage under the employment agreement for his spouse and dependents for a period of 36 months following his death.

Either Mr. O’Shea or we may terminate his employment agreement if Mr. O’Shea becomes disabled, by providing 30 days’ prior written notice to the other party. Under the employment agreement, disability means Mr. O’Shea has been unable to substantially perform his duties due to physical or mental incapacity for 120 days during any period of 150 consecutive days. If Mr. O’Shea’s employment ends because of disability, then Mr. O’Shea is entitled to (i) medical benefits for himself for 36 months following termination, (ii) his base salary for a period of 36 months (with base salary payments being offset by any payments to Mr. O’Shea under disability insurance policies paid for by the Company), and (iii) for the year in which Mr. O’Shea’s employment terminates because of disability, provided that the Company achieves the performance goals, if any, established in accordance with any incentive plan in which Mr. O’Shea participates, an amount equal to the bonus that Mr. O’Shea would have received had he been employed by the Company for the full year, reduced on a pro rata basis to reflect the amount of calendar days during the year that he was employed.

If we terminate Mr. O’Shea’s employment agreement for “cause,” if Mr. O’Shea voluntarily terminates his employment agreement with us without “good reason,” the Company shall not be obligated to make any payments to Mr. O’Shea other than amounts that have been fully earned by, but not yet paid to, Mr. O’Shea.

Under the employment agreement, “cause” means (i) fraud or dishonesty in connection with his employment that results in a material injury to Company, (ii) Mr. O’Shea’s conviction of any felony or crime involving fraud or misrepresentation or (iii) a specific material and continuing failure of Mr. O’Shea to perform his duties (other than death or disability) following written notice and failure by Mr. O’Shea to cure such failure within 30 days, or (iv) a specific material and continuing failure of Mr. O’Shea to follow reasonable instructions of the Board of Directors following written notice and failure by Mr. O’Shea to cure such failure within 30 days.

Under the employment agreement, “good reason” means (i) a material breach by the Company of our obligations under the agreement, (ii) the relocation of Mr. O’Shea’s principal business office outside of Bermuda without his consent, or (iii) any material reduction in Mr. O’Shea’s duties or authority.

If we terminate Mr. O’Shea’s employment without cause, or if Mr. O’Shea terminates his employment with good reason or if we or Mr. O’Shea terminate his employment within one year after a change in control (as defined above under “Potential Payments upon Termination or Change in Control — 2006 Equity Incentive Plan”) has occurred, then Mr. O’Shea is entitled to:

•	any amounts, including salary, bonuses, expense reimbursement, etc. that have been fully earned by, but not yet paid to, Mr. O’Shea as of the date of termination;

•	a lump sum amount equal to three times Mr. O’Shea’s base salary;

•	continued medical benefits coverage for Mr. O’Shea, his spouse and dependents at Company’s expense for 36 months;

•	each outstanding equity incentive award granted to Mr. O’Shea before, on or within three years of January 31, 2007 shall become immediately vested and exercisable on the date of such termination; and

•	for the year in which Mr. O’Shea’s employment terminates, provided that the Company achieves any performance goals established in accordance with any incentive plan in which Mr. O’Shea participates, an amount equal to the bonus that Mr. O’Shea would have received had he been employed by the Company for the full year.

Mr. O’Shea is also subject to non-competition restrictions and provisions prohibiting solicitation of our employees and our customers, each during the five-year term of the employment and if Mr. O’Shea fails to remain employed through the five-year term, for a period of 18 months after termination of the agreement, along with ongoing confidentiality and non-disparagement requirements.

The following table sets forth the termination and/or change in control benefits payable to Mr. O’Shea under the benefits applicable to all executive officers, as well as under Mr. O’Shea’s employment agreement dated April 27, 2007 and effective on May 1, 2007, assuming termination of employment on December 29, 2006. With the exception of insured benefits, all payments will be made by us.

		Executive
		Termination for
		Good Reason,
		Company
		Termination
		Without
	Executive	Cause, or Termination
	Voluntary	by Executive
	Termination or	or Company within
Executive Benefits	Company	one year after a
and Payments	Termination for	Change in
Upon Termination	Cause(1)	Control		Death		Disability

Base Salary	$—	$1,395,000	(2)	$—		$1,395,000	(3)
Bonus(4)	—	1,250,000		1,243,151		1,243,151
Medical Benefits(5)	—	44,025		44,025		44,025
Life Insurance	—	—		2,325,000	(6)	—

TOTAL	$—	$2,689,025		$3,612,176		$2,682,176

(1)	Upon termination, Mr. O’Shea would be entitled to all amounts (including salary, bonus, expense reimbursement, etc.) that have been fully earned by, but not yet paid to, him on the date of termination.

(2)	Lump sum payment equal to three times base salary.

(3)	In addition to amounts of base salary earned, but not yet paid, Mr. O’Shea would be entitled to receive his annual base salary for a period of 36 months, payable in accordance with our regular payroll practices, offset by any amounts payable under disability insurance policies paid for by the Company.

(4)	Bonus calculations are based on the bonus awarded to Mr. O’Shea for the fiscal year ended December 31, 2006, which amount was paid in 2007.

(5)	Value of continued coverage under medical plans for Mr. O’Shea and his family assumes continuation of premiums paid by us as of December 31, 2006 for the maximum coverage period of 36 months.

(6)	Amount payable under a life insurance policy maintained by the Company.

Mr. Packer

In addition to the benefits described above for all executive officers, Mr. Packer is entitled to certain other benefits under his employment agreement upon termination of his employment. Upon termination for any reason, Mr. Packer is entitled to salary, bonuses, expense reimbursement and similar amounts earned but not yet paid. We also provide Mr. Packer with a supplemental life insurance policy to pay a benefit of five times his base salary upon death.

If Mr. Packer’s employment terminates as a result of his death, Mr. Packer’s employment agreement automatically terminates, and his designated beneficiary or legal representatives are entitled to:

•	a lump sum payment in the amount of five times Mr. Packer’s base salary upon his death under the life insurance policy maintained by the Company;

•	for the year in which Mr. Packer’s employment terminates, provided that the Company achieves the performance goals, if any, established in accordance with any incentive plan in which Mr. Packer participates, an amount equal to the bonus that Mr. Packer would have received had he been employed by the Company for the full year, reduced on a pro rata basis to reflect the amount of calendar days during the year that he was employed; and

•	continued medical benefits coverage under the employment agreement for his spouse and dependents for a period of 36 months following his death.

Either Mr. Packer or we may terminate his employment agreement if Mr. Packer becomes disabled, by providing 30 days’ prior written notice to the other party. Under his employment agreement, disability means Mr. Packer has been unable to substantially perform his duties due to physical or mental incapacity for 120 days during any period of 150 consecutive days. If Mr. Packer’s employment ends because of disability, then Mr. Packer is entitled to (i) medical benefits for himself for 36 months following termination, (ii) his base salary for a period of 36 months (with base salary payments being offset by any payments to Mr. Packer under disability insurance policies paid for by the Company), and (iii) for the year in which Mr. Packer’s employment terminates because of disability, provided that the Company achieves the performance goals, if any, established in accordance with any incentive plan in which Mr. Packer participates, an amount equal to the bonus that Mr. Packer would have received had he been employed by the Company for the full year, reduced on a pro rata basis to reflect the amount of calendar days during the year that he was employed.

If we terminate Mr. Packer’s employment agreement for “cause,” or if Mr. Packer voluntarily terminates his employment agreement with us without “good reason,” the Company shall not be obligated to make any payments to Mr. Packer other than amounts that have been fully earned by, but not yet paid to, Mr. Packer.

Under the employment agreement, “cause” means (i) fraud or dishonesty in connection with his employment that results in a material injury to Company, (ii) Mr. Packer’s conviction of any felony or crime involving fraud or misrepresentation or (iii) a specific material and continuing failure of Mr. Packer to perform his duties (other than death or disability) following written notice and failure by Mr. Packer to cure such failure within 30 days, or (iv) a specific material and continuing failure of Mr. Packer to follow reasonable instructions of the Board of Directors following written notice and failure by Mr. Packer to cure such failure within 30 days.

Under the employment agreement, “good reason” means (i) a material breach by the Company of our obligations under the agreement, (ii) the relocation of Mr. Packer’s principal business office outside of Bermuda without his consent, or (iii) any material reduction in Mr. Packer’s duties or authority.

If we terminate Mr. Packer’s employment without cause, if Mr. Packer terminates his employment with good reason or if we or Mr. Packer terminate his employment within one year after a change in control (as defined above under “Potential Payments upon Termination or Change in Control — 2006 Equity Incentive Plan”) has occurred, then Mr. Packer is entitled to:

•	any amounts, including salary, bonuses, expense reimbursement, etc. that have been fully earned by, but not yet paid to, Mr. Packer as of the date of termination;

•	a lump sum amount equal to three times Mr. Packer’s base salary;

•	continued medical benefits coverage for Mr. Packer, his spouse and dependents at Company’s expense for 36 months;

•	each outstanding equity incentive award granted to Mr. Packer before, on or within three years of January 31, 2007 shall become immediately vested and exercisable on the date of such termination; and

•	for the year in which Mr. Packer’s employment terminates, provided that the Company achieves any performance goals established in accordance with any incentive plan in which Mr. Packer participates, an amount equal to the bonus that Mr. Packer would have received had he been employed by the Company for the full year.

Mr. Packer is also subject to non-competition restrictions and provisions prohibiting solicitation of our employees and our customers, each during the five-year term of the employment and if Mr. Packer fails to remain employed through the five-year term, for a period of 18 months after termination of the agreement, along with ongoing confidentiality and non-disparagement requirements.

The following table sets forth the termination and/or change in control benefits payable to Mr. Packer under the benefits applicable to all executive officers, as well as under Mr. Packer’s employment agreement dated April 27, 2007 and effective May 1, 2007, assuming termination of employment on December 29, 2006. With the exception of insured benefits, all payments will be made by us.

		Executive
		Termination for
		Good Reason,
		Company
		Termination
		Without
	Executive	Cause, or Termination
	Voluntary	by Executive or
	Termination or	Company within one
Executive Benefits	Company	year after a
and Payments	Termination for	Change in
Upon Termination	Cause(1)	Control		Death		Disability

Base Salary	$—	$1,395,000	(2)	$—		$1,395,000	(3)
Bonus(4)	—	1,000,000		994,521		994,521
Medical Benefits(5)	—	44,025		44,025		44,025
Life Insurance	—	—		2,325,000	(6)	—

TOTAL	$—	$2,439,025		$3,363,546		$2,433,546

(1)	Upon termination, Mr. Packer would be entitled to all amounts (including salary, bonus, expense reimbursement, etc.) that have been fully earned by, but not yet paid to, him on the date of termination.

(2)	Lump sum payment equal to three times base salary.

(3)	In addition to amounts of base salary earned, but not yet paid, Mr. Packer would be entitled to receive his annual base salary for a period of 36 months, payable in accordance with our regular payroll practices, offset by any amounts payable under disability insurance policies paid for by the Company.

(4)	Bonus calculations are based on the bonus awarded to Mr. Packer for the fiscal year ended December 31, 2006, which amount was paid in 2007.

(5)	Value of continued coverage under medical plans for Mr. Packer and his family assumes continuation of premiums paid by us as of December 31, 2006 for the maximum coverage period of 36 months.

(6)	Amount payable under a life insurance policy maintained by the Company.

Mr. Harris

In addition to the benefits described above for all executive officers, Mr. Harris is entitled to certain other benefits under his employment agreement upon termination of his employment. Upon termination for any reason, Mr. Harris is entitled to salary, bonuses, expense reimbursement and similar amounts earned but not yet paid. We also provide Mr. Harris with a supplemental life insurance policy to pay a benefit of five times his base salary upon death.

If Mr. Harris’s employment terminates as a result of his death, Mr. Harris’s employment agreement automatically terminates, and his designated beneficiary or legal representatives are entitled to:

•	a lump sum payment in the amount of five times Mr. Harris’s base salary upon his death under the life insurance policy maintained by the Company;

•	for the year in which Mr. Harris’s employment terminates, provided that the Company achieves the performance goals, if any, established in accordance with any incentive plan in which Mr. Harris participates, an amount equal to the bonus that Mr. Harris would have received had he been employed by the Company for the full year, reduced on a pro rata basis to reflect the amount of calendar days during the year that he was employed; and

•	continued medical benefits coverage under the employment agreement for his spouse and dependents for a period of 36 months following his death.

Either Mr. Harris or we may terminate his employment agreement if Mr. Harris becomes disabled, by providing 30 days’ prior written notice to the other party. Under his employment agreement, disability means Mr. Harris has been unable to substantially perform his duties due to physical or mental incapacity for 120 days during any period of 150 consecutive days. If Mr. Harris’s employment ends because of disability, then Mr. Harris is entitled to (i) medical benefits for himself for 36 months following termination, (ii) his base salary for a period of 36 months (with base salary payments being offset by any payments to Mr. Harris under disability insurance policies paid for by the Company), and (iii) for the year in which Mr. Harris’s employment terminates because of disability, provided that the Company achieves the performance goals, if any, established in accordance with any incentive plan in which Mr. Harris participates, an amount equal to the bonus that Mr. Harris would have received had he been employed by the Company for the full year, reduced on a pro rata basis to reflect the amount of calendar days during the year that he was employed.

If we terminate Mr. Harris’s employment agreement for “cause,” or if Mr. Harris voluntarily terminates his employment agreement with us without “good reason,” the Company shall not be obligated to make any payments to Mr. Harris other than amounts that have been fully earned by, but not yet paid to, Mr. Harris.

Under the employment agreement, “cause” means (i) fraud or dishonesty in connection with his employment that results in a material injury to Company, (ii) Mr. Harris’s conviction of any felony or crime involving fraud or misrepresentation or (iii) a specific material and continuing failure of Mr. Harris to perform his duties (other than death or disability) following written notice and failure by Mr. Harris to cure such failure within 30 days, or (iv) a specific material and continuing failure of Mr. Harris to follow reasonable instructions of the Board of Directors following written notice and failure by Mr. Harris to cure such failure within 30 days.

Under the employment agreement, “good reason” means (i) a material breach by the Company of our obligations under the agreement, (ii) the relocation of Mr. Harris’s principal business office outside of Bermuda without his consent, or (iii) any material reduction in Mr. Harris’s duties or authority.

If we terminate Mr. Harris’s employment without cause, if Mr. Harris terminates his employment with good reason or if we or Mr. Harris terminate his employment within one year after a change in control (as defined above under “Potential Payments upon Termination or Change in Control — 2006 Equity Incentive Plan”) has occurred, then Mr. Harris is entitled to:

•	any amounts, including salary, bonuses, expense reimbursement, etc. that have been fully earned by, but not yet paid to, Mr. Harris as of the date of termination;

•	a lump sum amount equal to three times Mr. Harris’s base salary;

•	continued medical benefits coverage for Mr. Harris, his spouse and dependents at Company’s expense for 36 months;

•	each outstanding equity incentive award granted to Mr. Harris before, on or within three years of January 31, 2007 shall become immediately vested and exercisable on the date of such termination; and

•	for the year in which Mr. Harris’s employment terminates, provided that the Company achieves any performance goals established in accordance with any incentive plan in which Mr. Harris participates, an amount equal to the bonus that Mr. Harris would have received had he been employed by the Company for the full year.

Mr. Harris is also subject to non-competition restrictions and provisions prohibiting solicitation of our employees and our customers, each during the five-year term of the employment and if Mr. Harris fails to remain employed through the five-year term, for a period of 18 months after termination of the agreement, along with ongoing confidentiality and non-disparagement requirements.

The following table sets forth the termination and/or change in control benefits payable to Mr. Harris under the benefits applicable to all executive officers, as well as under Mr. Harris’s employment agreement dated April 1, 2007 and effective May 1, 2007, assuming termination of employment on December 29, 2006. With the exception of insured benefits, all payments will be made by us.

		Executive
		Termination for
		Good Reason,
		Company
		Termination
	Executive	Without
	Voluntary	Cause, or Termination by
	Termination or	Executive or Company
Executive Benefits	Company	within one year after a
and Payments	Termination for	Change in
Upon Termination	Cause(1)	Control		Death		Disability

Base Salary	$—	$1,245,000	(2)	$—		$1,245,000	(3)
Bonus(4)	—	1,000,000		994,521		994,521
Acceleration of Unvested Restricted Ordinary Shares	—	1,998,821	(5)	—		—
Medical Benefits(6)	—	44,295		44,295		44,295
Life Insurance	—	—		2,075,000	(7)	—

TOTAL	$—	$4,288,656		$3,113,816		$2,283,816

(1)	Upon termination, Mr. Harris would be entitled to all amounts (including salary, bonus, expense reimbursement, etc.) that have been fully earned by, but not yet paid to, him on the date of termination.

(2)	Lump sum payment equal to three times base salary.

(3)	In addition to amounts of base salary earned, but not yet paid, Mr. Harris would be entitled to receive his annual base salary for a period of 36 months, payable in accordance with our regular payroll practices, offset by any amounts payable under disability insurance policies paid for by the Company.

(4)	Bonus calculations are based on the bonus awarded to Mr. Harris for the fiscal year ended December 31, 2006, which amount was paid in 2007.

(5)	Aggregate value of unvested restricted shares calculated at a price of $76.32 per share. See Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for information regarding the value of the unvested equity awards held by Mr. Harris. The restricted shares held by Mr. Harris had an aggregate value of $2,743,403 based on the closing price of the Company’s ordinary shares of $104.75 on February 1, 2007, the date the Company’s ordinary shares commenced trading on the Nasdaq Global Select Market.

(6)	Value of continued coverage under medical plans for Mr. Harris and his family assumes continuation of premiums paid by us as of December 31, 2006 for the maximum coverage period of 36 months.

(7)	Amount payable under a life insurance policy maintained by the Company.

DIRECTOR COMPENSATION

We did not compensate any of our directors for serving in that capacity during the fiscal year ended December 31, 2006.

For the fiscal year ending December 31, 2007, directors who are not employees of the Company will receive a quarterly retainer fee of $6,250 and per meeting fees as follows: (1) $2,500 for each board meeting attended other than a telephone board meeting; (2) $1,000 for each telephone board meeting attended; (3) $1,000 for each committee meeting attended by a committee member; and (4) an additional $500 for each committee meeting attended by a committee chairperson. In addition, both the Audit Committee and Compensation Committee chairpersons will receive a quarterly retainer fee of $500.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information concerning our equity compensation plans as of December 31, 2006.

Number of Securities Remaining
	Number of Securities to be	Weighted-Average	Available for Future Issuance
	Issued Upon Exercise of	Exercise Price of	Under Equity Compensation Plans
	Outstanding Options, Warrants	Outstanding Options,	(Excluding Securities Reflected
Plan category	and Rights(1)	Warrants and Rights	in the First Column)

Equity compensation plans approved by security holders	490,371 (1)	$25.40 (1)	1,200,000
Equity compensation plans not approved by security holders	—	—	—

Total	490,371	$25.40	1,200,000

(1)	Excludes 36,270 restricted share units issued by the Company in connection with the Merger in exchange for 36,270 restricted stock units issued by The Enstar Group, Inc. under its Deferred Compensation and Stock Plan for Non-Employee Directors, which was not approved by its shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions Involving J. Christopher Flowers and Affiliated Entities

The Company and certain of our subsidiaries have entered into transactions with companies and partnerships that are affiliated with Messrs. Flowers and/or Oros. In addition, an entity of which Mr. Flowers is a director and the largest shareholder owns a minority interest in one of our subsidiaries. Messrs. Flowers and Oros are members of our Board of Directors. Mr. Flowers is also one of our largest shareholders. These transactions are described below.

In April 2007, the Company entered into a Third Party Equity Commitment Letter with J.C. Flowers II L.P. (the “Flowers Fund”), which provides for the Company to contribute up to an aggregate of $200 million to one or more co-investment vehicles (the “Co-Investment Vehicles”) that will be created to participate alongside the Flowers Fund and certain other investors in the proposed acquisition of SLM Corporation, commonly known as Sallie Mae. The Company’s investment is conditioned upon the conditions to the closing of the proposed acquisition of Sallie Mae being satisfied or waived by the Flowers Fund. Pursuant to the terms of the Commitment Letter, in the event that the transaction is consummated, a Flowers Fund designee would be named general partner and managing member of each Co-Investment Vehicle. Although the Company has committed to invest up to $200 million, the Flowers Fund will seek to obtain additional investors to fund some or all of the Company’s commitment. In the event the Flowers Fund successfully obtains investments from other investors, the amount payable by the Company with respect to its $200 million commitment will be reduced accordingly. The Commitment Letter and the Company’s obligations thereunder will terminate immediately upon termination of the agreement to acquire Sallie Mae.

In June 2006, our commitment to invest up to $75.0 million in the Flowers Fund was accepted by the Flowers Fund. In connection with the completion of the Merger, we assumed the commitment of The Enstar Group, Inc. to invest up to $25.0 million to the Flowers Fund. The Flowers Fund is a private investment fund for which JCF Associates II L.P. is the general partner and J.C. Flowers & Co. LLC is the investment advisor. JCF Associates II L.P. and J.C. Flowers & Co. LLC are controlled by Mr. Flowers. No fees or other compensation will be payable by us to the Flowers Fund, JCF Associates II L.P., J.C. Flowers & Co. LLC, or Mr. Flowers in connection with this investment. John J. Oros, who serves as our Executive Chairman and a member of our Board of Directors, is a managing director of J.C. Flowers & Co. LLC. Mr. Oros splits his time between J.C. Flowers & Co. LLC and the Company. Through December, 2006, we funded approximately $20.4 million of our commitment to the Flowers Fund. Also, in June 2006, commitments by James D. Carey, one of our former directors, and Dominic F. Silvester, Paul J. O’Shea, Nicholas A. Packer, Richard J. Harris, John J. Oros, Nimrod T. Frazer, Paul J. Collins, T. Wayne Davis and T. Whit Armstrong, current directors and/or officers of the Company, to invest in the Flowers Fund were accepted by the Flowers Fund.

In March 2006, the Company and Shinsei Bank Limited, or Shinsei, completed the acquisition of Aioi Insurance Company of Europe Limited, or Aioi Europe, a London-based subsidiary of Aioi Insurance Company, Limited. The acquisition was effected through Hillcot Holdings Ltd., or Hillcot, in which we hold a 50.1% economic interest and Shinsei holds the remaining 49.9%. We and Shinsei made capital contributions to Hillcot to fund the acquisition in proportion to our economic interests. Aioi Europe has underwritten general insurance and reinsurance business in Europe for its own account from 1982 until 2002 when it generally ceased underwriting, and placed its general insurance and reinsurance business into run-off. The aggregate purchase price paid for Aioi Europe was £62 million (approximately $108.9 million), with £50 million in cash paid upon the closing of the transaction and £12 million in the form of a promissory note, payable twelve months from the date of the closing. Upon completion of the transaction, Aioi Europe changed its name to Brampton Insurance Company Limited. Mr. Flowers is a director and the largest shareholder of Shinsei.

Tax Indemnification Agreement

Mr. Flowers entered into a tax indemnification agreement, dated May 23, 2006, with the Company and The Enstar Group, Inc. pursuant to which the Company agreed to reimburse and indemnify Mr. Flowers for, and hold him harmless on an after-tax basis against, any increase in Mr. Flowers’ U.S. federal, state or local income tax liability (including any interest or penalties relating thereto), and reasonable attorneys’ fees, incurred by Mr. Flowers as a result of certain dispositions of shares of The Enstar Group, Inc. or dispositions of all or substantially all of The Enstar Group, Inc.’s assets by the Company, The Enstar Group, Inc. or any successor or assign of either, within the period beginning January 31, 2007 and ending December 31, 2012.

Under IRS regulations issued pursuant to section 367(a) of the Code, as a 5% U.S. shareholder Mr. Flowers was allowed treat the Merger as a tax-free reorganization only if he entered into a gain recognition agreement with the IRS under which he agreed he will treat the Merger as taxable if the Company disposes of certain stock or assets of The Enstar Group, Inc. within the five years following the Merger. Such dispositions may be effected without the consent of Mr. Flowers. Other shareholders of The Enstar Group, Inc. were not subject to these additional conditions, and their tax treatment would not have been affected by such dispositions. The Enstar Group, Inc. board of directors approved such agreement because it determined that it would be fair to put Mr. Flowers in the same position as the other shareholders with respect to such tax treatment and that such agreement would increase the likelihood that Mr. Flowers, in his capacity as a shareholder, would support the Merger. While the agreement is significant to Mr. Flowers, the Company believes it is unlikely to incur any liability under the agreement because it believes the likelihood that it will dispose of stock or assets of The Enstar Group, Inc. within the next five years to be remote.

Other Agreements with Directors and Executive Officers Arising in Connection with the Merger

In addition to the tax indemnification agreement with Mr. Flowers, we entered into several transactions with certain directors and executives officers in connection with the Merger and related transactions. These transactions with our directors and executive officers are described below.

On January 31, 2007, immediately prior to the Merger and pursuant to the terms of the Recapitalization Agreement, we paid three of our directors and executive officers, Nicholas A. Packer, Paul J. O’Shea, and Dominic F. Silvester, $989,956, $989,956 and $2,969,868, respectively. These payments were intended to provide a cash incentive for these individuals to remain with us following the Merger in lieu of any other cash payments to which they may have been entitled.

On January 31, 2007, we entered into a Registration Rights Agreement with certain of our shareholders identified as signatories thereto (the “Registration Rights Agreement”). The Registration Rights Agreement provides that, after the expiration of one year from the date of the agreement, any of Trident II, L.P. (“Trident”) and certain of its affiliates, Mr. Flowers and Mr. Silvester, each referred to as a requesting holder, may require that we effect the registration under the Securities Act of all or any part of such holder’s registrable securities. Trident and its affiliates are entitled to make three requests and Messrs. Flowers and Silvester are each entitled to make two requests. The Registration Rights Agreement further provides that, after the expiration of 90 days from the date of the Registration Rights Agreement and prior to the first anniversary of such date, Trident has the right to require the Company to effect the registration of up to 750,000 shares of registrable securities.

Two of our directors, T. Whit Armstrong and T. Wayne Davis, entered into a letter agreement, dated May 23, 2006, with the Company pursuant to which we agreed to repurchase from Messrs. Armstrong and Davis, upon their request, during a 30-day period commencing January 15, 2007, at then prevailing market prices, such number of our ordinary shares as provides an amount sufficient for Messrs. Armstrong and Davis to pay taxes on compensation income resulting from the exercise of options by them on May 23, 2006 for 50,000 shares of The Enstar Group Inc.’s common stock in the aggregate. Our obligation to repurchase ordinary shares was limited to 25,000 ordinary shares from each of Messrs. Armstrong and Davis. Pursuant to this agreement, we repurchased 7,180 ordinary shares from Mr. Armstrong on February 7, 2007 at $101.10 per share. Neither Mr. Armstrong nor Mr. Davis was a director of the Company at the time this agreement was entered into.

Pursuant to the Severance Benefits Agreement, dated May 21, 1998, between The Enstar Group, Inc. and Nimrod T. Frazer, Mr. Frazer was paid $350,000 upon the termination of his employment with The Enstar Group, Inc. in connection with the completion of the Merger on January 31, 2007.

Indemnification of Directors and Officers; Directors Indemnity Agreements

Also on January 31, 2007 and in connection with the Merger, we entered into Indemnification Agreements with each of Dominic F. Silvester, Paul J. O’Shea, Nicholas A. Packer, J. Christopher Flowers, John J. Oros, Nimrod T. Frazer, Gregory L. Curl, Paul J. Collins, T. Wayne Davis and T. Whit Armstrong. Each individual is a member of our Board of Directors and Messrs. Silvester, O’Shea, Packer and Oros are also executive officers of the Company.

Each Indemnification Agreement provides, among other things, that the Company will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of such indemnitee’s status as a director or officer of the Company, such indemnitee was, is or is threatened to be made a party or participant in any threatened, pending or completed proceeding, whether of a civil, criminal, administrative, regulatory or investigative nature, against all judgments, fines, penalties, excise taxes, interest and amounts paid in settlement and incurred by such indemnitee in connection with such proceeding. In addition, each of the Indemnification Agreements provides for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement, subject to certain exceptions. None of the Indemnification Agreements precludes any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including but not limited to, any rights arising under the Company’s governing documents, or any other agreement, any vote of the shareholders of the Company or any applicable law.

Other Related Transactions

In March 2, 2007, we awarded bonuses to John J. Oros, Executive Chairman of the Company and Castlewood US and President of the Company’s subsidiary, Enstar USA, Inc., and Nimrod T. Frazer, the former Chief Executive Officer of Enstar USA, Inc. Mr. Oros received a bonus of $937,508 in cash and 3,168 ordinary shares of the Company, which were valued at $312,942 on the date of issuance. Mr. Frazer received a bonus of $562,584 in cash and 1,900 ordinary shares of the Company, which were valued at $187,686.

In January 2006, Castlewood (EU) Limited, one of our wholly-owned subsidiaries, entered into a six month contract with Mrs. Ashley Holmes, sister-in-law to Mr. Silvester, to provide human resources consultancy services. Pursuant to the agreement with Mrs. Holmes, Castlewood (EU) Limited paid Mrs. Holmes £550 (approximately $1,077) per day for the services that she provided. Through December 31, 2006, Castlewood (EU) Limited has, in total, paid £60,775 (approximately $119,000) in consultancy expenses to Mrs. Holmes. Mrs. Holmes became an employee of Castlewood (EU) Limited as of December 1, 2006. Her compensation for 2007 is not anticipated to exceed $120,000.

During the year ended December 31, 2006, we earned consulting fees of $1,250,000 from subsidiaries of B.H. Acquisition, Ltd. which, as of December 31, 2006, was a our 45% owned equity affiliate. Following completion of the Merger and related transactions, B.H. Acquisition Ltd. is now a wholly-owned subsidiary.

Related Party Transaction Procedures

On occasion, we have participated in transactions in which one or more of our directors or executive officers had an interest. In particular, we have invested, and expect to continue to invest, in or with entities that are affiliates of or otherwise related to Mr. Flowers and/or Mr. Oros. During 2006, we did not have any formal procedures for the adoption and approval of transactions involving the Company and its affiliates (such as a director, executive officer or any of their respective immediate family members). However, each transaction involving the Company and an affiliate entered into during 2006 was approved by our Board of Directors.

Our Board of Directors has adopted a Code of Conduct, effective as of January 31, 2007. Our Code of Conduct states that our directors, officers and employees must avoid engaging in any activity, such as related-party transactions, that might create a conflict of interest or a perception of a conflict of interest. These individuals are required to raise for consideration any proposed or actual transaction that they believe may create a conflict of interest. We expect that members of our Audit Committee will review and discuss any related-party transaction proposed to be entered into by the Company.

AUDIT COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

The primary purpose of the Audit Committee is to assist our Board of Directors in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance and the performance of our internal audit function. The Audit Committee is solely responsible for the appointment, retention and compensation of our independent registered public accounting firm. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent auditors, as appropriate.

In performing its duties, the Audit Committee:

•	has reviewed our audited financial statements for the year ended December 31, 2006 and had discussions with management regarding the audited financial statements;

•	has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standard No. 61;

•	has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1; and

•	has discussed with the independent registered public accounting firm their independence, the audited financial statements and other matters the Audit Committee deemed relevant and appropriate.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that our audited financial statements for the year ended December 31, 2006 be included in our Annual Report on Form 10-K for that year.

AUDIT COMMITTEE

T. Whit Armstrong, Chairperson
T. Wayne Davis
Paul J. Collins
Gregory L. Curl

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC and The NASDAQ Stock Market, LLC reports on Forms 3, 4 and 5 concerning their ownership of ordinary shares and other equity securities of the Company. Under SEC rules, we must be furnished with copies of these reports. We were not registered under the Exchange Act during 2006, so no such reports were required to be filed during such time period.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL GENERAL MEETING

Shareholder proposals intended for inclusion in the Proxy Statement for the 2008 Annual General Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act should be sent to our Secretary at Enstar Group Limited, P.O. Box 2267, Windsor Place, 3rd Floor, 18 Queen Street, Hamilton, HM JX, Bermuda and must be received by January 2, 2008 and otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2008 proxy materials. If the date of next year’s annual general meeting is moved more than 30 days before or after the anniversary date of this year’s annual general meeting, the deadline for inclusion of proposals in our proxy materials is instead a reasonable time before we begin to print and mail our proxy materials. If the January 2, 2008 deadline is missed, a shareholder proposal may still be submitted for consideration at the 2008 Annual General Meeting of Shareholders, although it will not be included in the proxy statement, if it is received later than March 14, 2008. If a shareholder’s proposal is not timely received, then the proxies designated by our Board of Directors for the 2008 Annual General Meeting of Shareholders may vote in their discretion on any such proposal the ordinary shares for which they have been appointed proxies without mention of such matter in the proxy materials for such meeting.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you request one by calling or writing to our Secretary at Enstar Group Limited, P.O. Box 2267, Windsor Place, 3rd Floor, 18 Queen Street, Hamilton, HM JX, Bermuda (Telephone: 441-292-3645). If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or phone number.

OTHER MATTERS

We know of no specific matter to be brought before the meeting that is not referred to in this proxy statement. If any other matter properly comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote the proxies in accordance with their best judgment on such matter.

WE WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF OUR ANNUAL REPORT ON FORM 10-K THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THE REPORT FOR THE FISCAL Year Ended December 31, 2006 MAY BE OBTAINED UPON WRITTEN REQUEST TO OUR SECRETARY AT ENSTAR GROUP LIMITED, P.O. BOX 2267, WINDSOR PLACE, 3RD FLOOR, 18 QUEEN STREET, HAMILTON, HM JX, BERMUDA.

April 30, 2007

ANNUAL MEETING OF SHAREHOLDERS OF ENSTAR GROUP LIMITED June 5, 2007 Please date, sign and mail your proxy card in the envelope provided as soon as possible. ?Please detach along perforated line and mail in the envelope provided.? THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOW HERE 1. Election of directors of Enstar Group Limited FOR AGAINST ABSTAIN Gregory L. Curl Nimrod T. Frazer Paul J. O’Shea 2. To ratify the selection of Deloitte & Touche, Hamilton, Bermuda, to act as Enstar Group Limited’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and to authorize the Board of Directors, acting through the Audit Committee, to approve the fees for the independent registered public accounting firm. 3. Election of subsidiary directors as set forth in Proposal No. 3: You may vote FOR the election of all subsidiary director nominees, AGAINST the election of all subsidiary director nominees, or ABSTAIN from the election of all subsidiary director nominees by selecting from the following boxes: 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Alternatively, you may vote FOR, AGAINST, or ABSTAIN from the election of each subsidiary director nominee on an individual basis on the attached sheets by selecting the boxes next to each nominee’s name. If you mark any of the boxes above, indicating a vote with respect to all subsidiary To change the address on your account, please check the box at right and director nominees, and also mark any of the boxes below, indicating a vote indicate your new address in the address space above. Please note that with respect to a particular subsidiary director nominee, then your specific changes to the registered name(s) on the account may not be submitted via vote below will be counted and your vote on the other subsidiary director this method. nominees will be governed by your vote above. Signature of Shareholder Date Signature of Shareholder Date Note: Please sign exactly as your name or names appear on this Proxy. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized office; if a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF ENSTAR GROUP LIMITED June 5, 2007 Page 2 of 4 3.1.CASTLEWOOD LIMITED 3.9.KENMARE HOLDINGS LIMITED 3.17.CAVELL HOLDINGS LIMITED (U.K.) Nominees: FOR AGAINST ABSTAIN Nominees: FOR AGAINST ABSTAIN Nominees: FOR AGAINST ABSTAIN Paul J. O’Shea Paul J. O’Shea Alan Turner Richard J. Harris Richard J. Harris David Rocke Adrian Kimberley Adrian Kimberley Steve Aldous Elizabeth Dasilva Dominic F. Silvester Derek Reid Michael Smellie Nicholas A. Packer 3.18.HARPER HOLDINGS SARL David Rocke Nominees: FOR AGAINST ABSTAIN 3.2.CASTLEWOOD (EU) HOLDINGS LTD. Nicholas A. Packer Nominees: FOR AGAINST ABSTAIN 3.10.KINSALE BROKERS LIMITED David Hackett Jean Baptiste Brekelmans Nominees: FOR AGAINST ABSTAIN Alan Turner Phil Hernon Marc Torbick 3.3.CASTLEWOOD BROKERS LIMITED Steve Western 3.19.DENMAN HOLDINGS LIMITED Nominees: FOR AGAINST ABSTAIN Alan Turner Nominees: FOR AGAINST ABSTAIN Richard J. Harris Richard J. Harris Steve Norrington Elizabeth Dasilva John J. Oros Derek Reid Adrian Kimberley Cameron Leamy 3.11.REGIS AGENCIES LIMITED David Rocke Kenneth Thomson Nominees: FOR AGAINST ABSTAIN 3.4.CASTLEWOOD (EU) LIMITED Alan Turner 3.20.HARPER INSURANCE LIMITED Nominees: FOR AGAINST ABSTAIN Steve Aldous Nominees: FOR AGAINST ABSTAIN David Hackett Richard J. Harris 3.12.FITZWILLIAM (SAC) INSURANCE LIMITED Alan Turner Nicholas A. Packer Nominees: FOR AGAINST ABSTAIN Steve Aldous Paul J. O’Shea Michael Handler Duncan McLaughlin Richard J. Harris Florian von Meiss Derek Reid Adrian Kimberley Walter Boss Paul Thomas Nicholas A. Packer 3.21.HARPER FINANCING LIMITED David Grisley David Rocke Nominees: FOR AGAINST ABSTAIN Derek Reid David Atkins 3.13.REVIR LIMITED Brian Walker Steve Given Nominees: FOR AGAINST ABSTAIN Richard J. Harris Alan Turner 3.5.CRANMORE (BERMUDA) LTD. Adrian Kimberley 3.22.CASTLEWOOD (US) INC. Nominees: FOR AGAINST ABSTAIN Paul J. O’Shea Elizabeth Dasilva Nominees: FOR AGAINST ABSTAIN Cheryl D. Davis Richard J. Harris David Rocke John J. Oros Adrian Kimberley 3.14.RIVER THAMES INSURANCE COMPANY Karl Wall David Rocke Nominees: FOR AGAINST ABSTAIN Alan Turner Donna Stolz 3.6.CRANMORE ADJUSTERS LIMITED Steve Aldous 3.23.CASTLEWOOD HOLDINGS (US) INC. Nominees: FOR AGAINST ABSTAIN David Hackett David Rocke Nominees: FOR AGAINST ABSTAIN Cheryl D. Davis Alan Turner Max Lewis John J. Oros Steve Norrington 3.15.OVERSEAS REINSURANCE COMPANY LIMITED Karl Wall Phil Cooper Nominees: FOR AGAINST ABSTAIN Paul J. O’Shea Donna Stolz Mark Wood Richard J. Harris 3.24.CRANMORE (US) INC. David Ellis Adrian Kimberley Nominees: FOR AGAINST ABSTAIN 3.7.BANTRY HOLDINGS LTD. Cheryl D. Davis David Rocke Nominees: FOR AGAINST ABSTAIN John J. Oros Tim Houston 3.16.HUDSON REINSURANCE COMPANY LIMITED Karl Wall Duncan Scott Nominees: FOR AGAINST ABSTAIN Paul J. O’Shea Donna Stolz Adrian Kimberley Richard J. Harris 3.25.CASTLEWOOD INVESTMENTS, INC. 3.8.BLACKROCK HOLDINGS LTD. Nominees: FOR AGAINST ABSTAIN Adrian Kimberley Nominees: FOR AGAINST ABSTAIN Cheryl D. Davis Tim Houston Duncan Scott John J. Oros Duncan Scott David Rocke Karl Wall Adrian Kimberley Donna Stolz Signature of Shareholder Date Signature of Shareholder Date Note: Please sign exactly as your name or names appear on this Proxy. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized office; if a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF ENSTAR GROUP LIMITED June 5, 2007 Page 3 of 4 3.26LONGMYND INSURANCE COMPANY LTD. 3.33.CIRRUS RE COMPANY A/S 3.41.ENSTAR FINANCIAL SERVICES, INC. Nominees: FOR AGAINST ABSTAIN Nominees: FOR AGAINST ABSTAIN Nominees: FOR AGAINST ABSTAIN David Hackett Alan Turner John J. Oros David Rocke David Rocke Cheryl D. Davis Steve Aldous Steve Aldous 3.42.HILLCOT HOLDINGS LIMITED Alan Turner Jan Endressen Nominees: FOR AGAINST ABSTAIN Paul J. O’Shea 3.27.MERCANTILE INDEMNITY COMPANY LTD. 3.34.INTER-OCEAN HOLDINGS LIMITED Richard J. Harris Nominees: FOR AGAINST ABSTAIN Nominees: FOR AGAINST ABSTAIN David Hackett Paul J. O’Shea Adrian Kimberley David Rocke Tim Houston Mark Curtis Alan Turner Orla Gregory Masazumi Kato Steve Aldous Richard J. Harris 3.43.HILLCOT REINSURANCE LIMITED Derek Reid Adrian Kimberley Nominees: FOR AGAINST ABSTAIN Alan Turner 3.28.FIELDMILL INSURANCE COMPANY LTD. 3.35.ENSTAR USA, INC. Steve Aldous Nominees: FOR AGAINST ABSTAIN Nominees: FOR AGAINST ABSTAIN David Hackett John J. Oros David Rocke David Rocke Cheryl D. Davis Masazumi Kato Steve Aldous Karl J. Wall Max Lewis Alan Turner 3.36.INTER-OCEAN SERVICES LTD. 3.44.BRAMPTON INSURANCE COMPANY LIMITED Nominees: FOR AGAINST ABSTAIN Nominees: FOR AGAINST ABSTAIN 3.29.VIRGINIA HOLDINGS LTD. Paul J. O’Shea Alan Turner Nominees: FOR AGAINST ABSTAIN Paul O’Shea Tim Houston David Rocke Richard J. Harris Orla Gregory Steve Aldous Adrian Kimberley Richard J. Harris Max Lewis David Rocke Adrian Kimberley 3.45.ENSTAR GROUP OPERATIONS, INC. Nominees: FOR AGAINST ABSTAIN 3.30.UNIONE ITALIANA (UK) REINSURANCE COMPANY 3.37.INTER-OCEAN CREDIT PRODUCTS LTD. John J. Oros Nominees: FOR AGAINST ABSTAIN Nominees: FOR AGAINST ABSTAIN David Rocke Paul J. O’Shea Cheryl D. Davis Alan Turner Orla Gregory 3.46.B.H. ACQUISITION LTD. Steve Aldous Richard J. Harris Nominees: FOR AGAINST ABSTAIN Adrian Kimberley Derek Reid Adrian Kimberley Richard J. Harris 3.31.CAVELL INSURANCE COMPANY LIMITED 3.38.HILLCOT UNDERWRITING MANAGEMENT Paul J. O’Shea Nominees: FOR AGAINST ABSTAIN Nominees: FOR AGAINST ABSTAIN Alan Turner Alan Turner David Rocke David Rocke David Rocke 3.47.BRITTANY INSURANCE COMPANY LTD. Steve Aldous Steve Aldous Nominees: FOR AGAINST ABSTAIN Paul J. O’Shea Derek Reid 3.39.INTER-OCEAN REINSURANCE COMPANY LTD. Richard J. Harris Darren Truman Nominees: FOR AGAINST ABSTAIN Paul J. O’Shea Adrian Kimberley 3.32.OCEANIA HOLDINGS LTD. Tim Houston Duncan Scott Nominees: FOR AGAINST ABSTAIN Paul J. O’Shea Orla Gregory David Rocke David Rocke Richard J. Harris 3.48.PAGET HOLDINGS GMBH Richard J. Harris Adrian Kimberley Nominees: FOR AGAINST ABSTAIN Richard J. Harris Adrian Kimberley 3.40.INTER-OCEAN REINSURANCE (IRELAND) LTD. David Rocke Tim Houston Nominees: FOR AGAINST ABSTAIN Richard J. Harris Adrian Kimberley Nicholas A. Packer 3.49.COMPAGNIE EUROPEENE D’ASSURANCES Orla Gregory INDUSTRIELLES SA Nominees: FOR AGAINST ABSTAIN Kevin O’Connor David Rocke Paul Thomas Signature of Shareholder Date Signature of Shareholder Date Note: Please sign exactly as your name or names appear on this Proxy. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized office; if a partnership, please sign in partnership name by authorized person.

ENSTAR GROUP LIMITED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. ANNUAL MEETING OF SHAREHOLDERS ON JUNE 5, 2007 The undersigned, revoking all prior proxies, hereby appoints Dominic F. Silvester and Richard J. Harris, and each and any of them, as the undersigned’s proxies, with full power of substitution, to vote all the ordinary shares held of record by the undersigned, at the closing of business on April 16, 2007, at the Annual General Meeting of Shareholders to be held on Tuesday, June 5, 2007, at 9:00 a.m., local time, at the Elbow Breach Hotel, 60 South Shore Road, Paget, Bermuda, or at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows: THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” THE NOMINEES LISTED IN PROPOSAL 3. (Continued and to be signed on the reverse side.)